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                                                                     EXHIBIT 2.2

                         AGREEMENT OF PURCHASE AND SALE


THIS AGREEMENT, made as of the 21st day of May, 1998 (the "Effective Date"), by and among the various corporations identified on Exhibit "A" attached hereto and made part hereof (collectively "Seller"), each having an address at 2400 E. Devon Avenue, Suite 280, Des Plaines, Illinois 60018, and PMC COMMERCIAL TRUST, a Texas real estate investment trust, having an address at 17290 Preston Road, 3rd Floor, Dallas, Texas 75252 ("Purchaser");

                                  WITNESSETH:


                                  ARTICLE ONE

                       PURCHASE AND SALE OF THE PROPERTY

Seller hereby agrees to assign, transfer, convey and sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon the terms and conditions set forth in this Agreement, all of Seller's respective right, title and interest in and to those certain thirty (30) motel/hotels commonly known respectively by the street addresses set forth on Exhibit "B" attached hereto and made a part hereof and as more particularly described below (hereinafter referred to, collectively, as the "Property"). As used herein, the term "Property" shall also refer to each and every one of the thirty (30) individual motel/hotels, and the term "Seller" shall also refer to each and every one of the signatories hereto, depending on the context in which the defined term is utilized. Capitalized terms not defined in context are defined in Article Eighteen hereof. Each Property shall include, respectively:



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     1.1         those certain parcels of land located in the cities, counties and states more particularly described on Exhibits "B-1" through "B-30" (collectively, the "Land");

     1.2 all buildings and improvements (the "Improvements") located on, over or beneath the Land (the Land and Improvements hereinafter referred to, collectively, as the "Real Estate");

     1.3         all Personal Property, and

     1.4         all Appurtenances and Appurtenant Easements.

                                  ARTICLE TWO

                                 PURCHASE PRICE

     2.1 Purchase Price. The purchase price (the "Purchase Price") for the Property shall be SEVENTY-THREE MILLION AND NO/100 DOLLARS
($73,000,000.00), payable as follows:

                 (a) Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Deposit"), by check, subject to collection, payable to the order of Escrow Agent (as hereinafter defined) upon execution of this Agreement, to be held in escrow pursuant to the provisions of Article Fifteen hereof; interest accruing thereon, if any, shall follow the disposition of the principal sum; and;

                 (B) Seventy-two Million, Five Hundred Thousand and No/100 Dollars ($72,500,000.00), less any interest accrued on the Deposit as of the Closing (as hereinafter defined), representing the balance of the Purchase Price, shall be paid at the Closing, payable (1) by wire transfer of immediately available federal funds to an account designated by Seller, or (2) in the form of a credit





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                          equal to the amount of indebtedness secured by each
                          Existing Mortgage (as hereinafter defined) and assumed by Purchaser, or both. Purchaser and Seller shall execute mutually acceptable escrow instructions, consistent with the provisions of this Agreement, in connection with the escrow to be created pursuant hereto.

     2.2 Allocation of Purchase Price. The Purchase Price shall be allocated among the Property as set forth on Exhibit "C" attached hereto and made part hereof, and the values so determined shall be reflected in the documentary fee or transfer taxes, if any, paid at the Closing.

     2.3 Assumption of Mortgages. Various mortgages, deeds of trust or deeds to secure debt, as the case may be, encumber one or more of the motel/hotels which comprise the Property (each an "Existing Mortgage"). To the extent permissible under the terms and provisions of a particular Existing Mortgage, Purchaser may assume the obligations of the mortgagor or grantor thereunder, and the borrower under the note(s) secured thereby, and shall receive a credit against the Purchase Price equal to the amount of indebtedness at the date of Closing so assumed by Purchaser. Purchaser shall pay Seller at the Closing, without credit against the Purchase Price, any and all prepayment premiums or penalties payable upon the prepayment of any Existing Mortgage not assumed by Purchaser. With respect to any Property encumbered by an Existing Mortgage which Purchaser desires to assume, Seller and Purchaser agree to cooperate with each other to effect the sale of such Property hereunder in a manner, if possible, which would not violate the applicable provisions of such Existing Mortgage regarding the sale or transfer of such Property. In the event that Purchaser elects to assume the Existing Mortgage with respect to any Property located in Marysville, Ohio, Plainfield, Indiana, Sycamore, Illinois, Macomb, Illinois, or Tupelo, Mississippi





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but such assumption cannot be consummated prior to the Closing Date stipulated in Section 4.1, the Closing Date with respect to any such Property shall be adjourned for a period ending no later than June 30, 1999; provided, however that the Purchase Price will be reduced by an amount equal to Thirty-nine Thousand Eight Hundred Three and No/100 Dollars ($39,803.00) multiplied by the number of rooms for each such Property with respect to which the Closing Date has been so adjourned, and the sum of Fifteen Thousand and No/100 Dollars ($15,000.00) shall remain in escrow with the Escrow Agent for each Property with respect to which the Closing Date has been so adjourned. In the event that any such assumption ultimately is not allowed by the mortgagee under such Existing Mortgage, Purchaser or Seller may (i) elect to pay the prepayment penalty which would be due upon the repayment of the loan secured by such Existing Mortgage and consummate the transaction contemplated herein with respect to the Property encumbered by such Existing Mortgage, or (ii) reject such Property whereupon the Agreement shall terminate with respect to such Property and the escrow funds attributable to such Property shall be returned to Purchaser, and neither party hereto shall have any further claim against the other by reason of this Agreement with respect to such Property. Notwithstanding anything contained herein to the contrary, all due diligence rights of Purchaser with respect to any such Property are expressly reserved upon any such adjournment of the Closing Date with respect to any such Property.

                                 ARTICLE THREE

                                SURVEY AND TITLE

     3.1         Surveys.   As soon as practical after the Effective Date,
Seller shall deliver or cause to be delivered to Purchaser an as-built, ALTA survey (collectively, the "Surveys") of each Property. The Surveys shall be sufficient to permit the Title Insurance Company to delete the standard printed





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survey exception in the title policy or otherwise obtain the ALTA survey endorsement. The Surveys shall indicate the location and dimensions of all of the Improvements.

    3.2          Title Commitments.   As soon as practical after the Effective
Date, Purchaser shall obtain the title commitment (collectively, the "Title Commitments") for each property, together with copies of all documents (collectively, the "Title Documents") constituting exceptions to Seller's title as reflected in the Title Commitments.

   3.3 Review Period. Purchaser shall have the Inspection Period (as hereinafter defined) in which to review the Title Commitments, Title Documents, UCC Searches (as hereinafter defined) and Phase I Audits (as hereinafter defined) and to deliver to Seller in writing such reasonable objections as Purchaser may have to anything contained or set forth in such documents. Each item to which Purchaser does not accept in writing within such period shall not be deemed to be a Permitted Exception. Seller shall have and be entitled to a reasonable period of time within which to clear such objection(s) and shall cure title or remove said exceptions or defect which may be removed by the payment of money at the expense of Seller of up to (a) $50,000.00 in the aggregate with respect to each property and (b) $500,000.00 as an aggregate for all of the Property. Notwithstanding anything to the contrary, Seller shall have no obligation to cure title or remove said objection(s) which may be removed by the payment of money at an expense to Seller in excess of (a) $50,000.00 with respect to each Property, and (b) $500,000.00 in the aggregate for all of the Property. If Seller (I) is unable or unwilling to remove any such objection and fails to cause the Title Insurance Company to remove the same from Purchaser's title insurance policies (collectively, the "Title Policies"), or affirmatively insure against the same, or (II) is unable to convey the Property as herein agreed to be conveyed, then Purchaser shall have the option of either (A) waiving such





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objection(s) and proceeding with the Closing, accepting title subject to such objection(s) without any abatement or reduction of the Purchase Price; or (B) excluding each such Property from the transaction contemplated by this Agreement, subject to the terms and conditions and with a credit against the Purchase Price for each Property as set forth in Section 6.6 hereof. Without limiting the generality of the foregoing, Seller shall not be obligated to bring any action or proceeding to remove any title objection(s).

     3.4 Liens or Encumbrances. Any lien or encumbrance, or apparent lien or encumbrance, appearing of record against the Property, which can be discharged by the payment of money, shall not be an objection to title, provided Seller allows the amount thereof to be credited to Purchaser as an adjustment to the Purchase Price at the time of the Closing. A lien or encumbrance dischargeable by satisfaction shall not be deemed an objection to title, if, at the time of the Closing, Seller shall cause to be delivered to the Title Insurance Company either (A) a duly executed and acknowledged satisfaction, along with the filing fee, or (B) a payoff letter and the appropriate funds to satisfy the lien or encumbrance. Seller shall apply the proceeds of the sale to the satisfaction of any or all liens or encumbrances. Notwithstanding anything to the contrary contained within this Article Three, no matter shall be an objection to title if the Title Insurance Company is willing to insure the Property without exception therefor or affirmatively insure against collection out of the Property by reason thereof. The provisions of this Section 3.4 are subject to the terms and conditions set forth in Section 2.3 above.

   3.5           Title Policy.   At the Closing, Seller shall cause the Title
Insurance Company to modify (by interlineation or otherwise) the Title Commitments so as to then reflect a current commitment by a duly licensed title insurance company to issue to Purchaser the Title Policies,





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insuring good and indefeasible title to the Land and the Improvements in
Purchaser, subject only to the Permitted Exceptions and the standard printed exceptions, except that:

                 (a) The exception relating to restrictions against the Property shall be deleted, except for such restrictions which are Permitted Exceptions;

                 (b) the exception relating to ad valorem taxes and assessments shall except only standby fees, taxes and assessments owing for the current and subsequent years; and

                 (c)      Purchaser shall receive the ALTA survey endorsement.

     3.6         Title Charges.   The cost for the Title Policies shall be paid
by Seller at the Closing, and the additional costs for endorsements, if any, selected by Purchaser (or its lenders) shall be paid by Purchaser.

                                  ARTICLE FOUR

                                  CLOSING DATE

     4.1 Closing Date. The closing of title under this Agreement (the "Closing") shall take place on or about June 30, 1998 (the "Closing Date), at the offices of the Title Insurance Company, 18333 Preston Road, Suite 410, Dallas, Texas 75252, or at such other location as may be reasonably agreeable to the parties.

                                  ARTICLE FIVE

                               SPECIAL CONDITIONS

     5.1         Conditions Precedent.   The obligation of Seller to sell the
Property to Purchaser is subject to the satisfaction on or before the Closing of the following conditions:

                 (a) Seller shall have received the prior written consent of Seller's Board of Directors to the sale of the Property to Purchaser upon the terms and





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                          conditions set forth in this Agreement, which consent
                          shall be in the form of a duly authorized resolution from each member of Seller's Board of Directors, and shall be provided to Purchaser within seven (7) days after the Effective Date.

                 (b) Purchaser, Amerihost Properties, Inc. and AmeriHost Inns, Inc. shall enter into a master agreement (the "Master Agreement"), and Purchaser and AmeriHost Inns, Inc. shall enter into a lease for each Property (the "Property Leases"), on terms and conditions substantially as set forth on Exhibits "D" and "E", respectively, attached hereto and made part hereof.

                 (c) Purchaser shall have complied with all of its obligations herein provided.

                 (d) Purchaser shall cooperate with Seller in the consummation of tax-free exchanges with respect to the Property, including, without limitation, the assignment of this Agreement by Purchaser to a tax-free exchange trust in order to accomplish the foregoing, provided Purchaser shall receive customary indemnities from Seller and reimbursement of costs therefor.

  5.2            Covenants.

                 (a) From and after the Effective Date, up to the Closing Date, Seller may enter into agreements with respect to the Property which are necessary or desirable in connection with the operation of the Property in the ordinary course of business, so long as no such agreements relate to the sale of any portion of the Personal Property.

                 (b) Any liquor licenses or permits utilized in the operation of the business at the





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                          Property presently held by Seller or its affiliates
                          shall continue without assignment or transfer in Seller's name or its affiliate's name through the Closing Date.

                 (c) The repairs and improvements at the Plainfield and Marysville properties as referenced on Exhibit "F", attached hereto and made a part hereof, must be either completed or funds must be placed in escrow for such purpose prior to Closing.

                                  ARTICLE SIX

                     PURCHASER'S INSPECTIONS AND APPROVALS

     6.1 Submittal to Purchaser. Seller agrees that Purchaser shall be entitled to enter upon the Property and to conduct such inspections, audits and reviews of any and all information and materials it deems necessary to effect a complete analysis of the proposed purchase and sale. The Purchaser shall complete its due diligence before the expiration of the Inspection Period. The following items (the "Due Diligence Items") will be delivered to Purchaser prior to the Closing or will be delivered to Purchaser within the time period
after the date hereof as prescribed in Article Three.   The cost  and expense
of obtaining and delivering the Due Diligence Items to Purchaser shall be paid by Seller, unless otherwise stated below:

                 (a)      The Surveys;

                 (b) Any appraisals of the Property in the possession of Seller or its agent or employees;

                 (c) The architectural plans and specifications for the Property.

                 (d)      The Books and Records.  Subject to the provisions of
                          Section 17.10 hereof,





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                          Seller specifically permits Purchaser to disclose
                          information revealed in the Books and Records to its lenders, if any, and professional advisors, and in any document (and amendments and supplements thereto) which Purchaser may be obligated to file with the Securities and Exchange Commission. Upon reasonable advance notice, Seller shall make available to the accountants of Purchaser such financial information as Purchaser's accountants reasonably require for investigation of the financial history of the operations of the Property. Seller has also provided monthly statements of operations for fiscal year 1997 and 1998 through the month of the Closing (the statement of operations for the month of the Closing to be made available after the Closing);

                 (e) A UCC secured transactions search (collectively, the "UCC Searches") from each of the applicable recording offices with respect to the Property, together with a litigation search related to Seller and the Property for the county in which the Property is located;

                 (f) Phase I Audits for each Property. Seller, at its sole cost and expense, shall provide to Purchaser an update of the Phase I Audit for each Property listed on Exhibit "G" attached hereto and made a part hereof.

                 (g) Policies of title insurance for the Property, if any, in the possession of Seller or its agents or employees, together with the Title Commitments and the Title Documents, which shall be delivered to Purchaser by the Title Insurance Company;





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                 (h)      A descriptive summary of all pending litigation, if
                          any, affecting the Property, and of any written notice of violation of any of the Legal Requirements applicable to the Property;

                 (i) Copies of all of Seller's insurance policies for the Property or certificates thereof; and

                 (j) All other documents and information in the possession of Seller or its agents or employees, or reasonably available to Seller, relating to the Property, which Purchaser reasonably requests.

     6.2 Authorization for Inspection. Upon reasonable request by Purchaser, Seller will grant authority to Purchaser and any of Purchaser's representatives to obtain information provided for or contemplated in Section
6.1 hereof from any third parties. Said authorization will be provided in writing if requested by Purchaser. All such information shall be subject to the provisions of Section 17.10.

     6.3 Adverse Phase I Audit. If any Phase I Audit states that Hazardous Materials may be in or under the Land or within the Improvements, or otherwise evidences any adverse environmental matter at the Property, Purchaser shall have the right to reject such Property pursuant to Section 6.4 by giving written notice to Seller of its intention to do so prior to the end of the Inspection Period. If, notwithstanding such adverse Phase I Audit, Purchaser desires to proceed with the transaction contemplated hereby with respect to such Property, then Purchaser shall have the right to order promptly, at its expense, a Phase II Site Assessment of the Land and the Improvements directed and certified to Purchaser and its lender, including materials samplings on and adjacent to the Land, to determine the extent and nature of any contamination by Hazardous





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Materials.  If such Phase II Site Assessment reveals the necessity for material environmental clean-up of for the Property, then Purchaser may reject such Property pursuant to Section 6.4 by giving written notice to Seller of its intention to do so within five (5) business days after receipt by Purchaser of such Phase II Site Assessment.

     6.4 Purchaser's Acceptance or Rejection; Cure or Waiver. If Purchaser disapproves of any matter relating to any Property arising from Purchaser's review of the Surveys, the Title Commitments, the UCC Searches or the Phase I Audits, it shall give Seller written notice of such disapproval not later than the expiration of the Inspection Period, or such later date as referenced in Section 6.3, Section 11.1 or Section 11.2. If any matter is disapproved upon the foregoing notice, then Purchaser may elect in such notice either to (a) request that Seller cure specific matters disapproved; or (b) reject such Property from the terms and conditions of this Agreement subject to
Section 6.6. If Purchaser requests Seller to cure any such matter, Seller shall, within four (4) business days, indicate in writing to Purchaser whether it shall elect to cure any such matter disproved under clause (a) above. If Seller is unwilling to cure such matter prior to the Closing, then Purchaser may, in its sole discretion, within four (4) business days of written notice of Seller's refusal to cure, elect, by written notice to Seller of its intention to do so, to (i) waive all matters disapproved and not cured, accept all matters relating to the Property which have been cured, and proceed with the acquisition of the Property; or (ii) reject such Property from the terms and conditions of this Agreement subject to Section 6.6.

     6.5 Effect of Termination. If this Agreement shall be terminated by Purchaser in the exercise of its rights of termination as provided hereunder, the Deposit, and all interest earned thereon, if any, shall be promptly returned to Purchaser by Escrow Agent, this Agreement shall be





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null and void, and neither party shall have any further obligation or liability to the other party, except as expressly herein provided.

     6.6 Partial Exclusion. Seller agrees to close the sale of the Property on the terms and conditions herein contemplated, provided that not more than six (6) motel/hotels shall have been rejected by Purchaser pursuant to the provisions of Section 6.4., other than any Property rejected as allowed pursuant to Section 11.1 and Section 11.2 hereof. Notwithstanding the foregoing, Seller may, at its sole discretion, elect to close the sale of the Property on the terms and conditions herein contemplated if more than six (6) motels/hotels have been rejected by Purchaser pursuant to the provisions of
Section 6.4. In any event, however, the Purchase Price shall be reduced by an amount equal to Thirty-nine Thousand Eight Hundred Three and No/100 Dollars ($39,803.00) multiplied by the number of rooms for each such Property rejected. Upon rejection in accordance with the provisions of this Article Six, such Property shall be deemed deleted from the terms and conditions of this Agreement and this Agreement shall be deemed so modified and amended as to give effect to such rejection.

                                 ARTICLE SEVEN

              SELLER'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     Seller represents, warrants and agrees that the following facts and conditions exist on the date of execution hereof by Seller and shall exist as of the Closing Date, subject to updating by Seller to the Closing Date and to limitations otherwise set forth in this Article Seven:

     7.1 Title. Seller owns fee simple title to the Real Estate, including the Land described in Exhibit "A", which, as of the Closing, shall be free and clear of all mortgages, except those Existing Mortgages which are assumed by Purchaser, certain of which Existing Mortgages contain





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the assumption fees as set forth on Exhibit "H" attached hereto and made a part hereof (those Properties being the only Properties whose mortgages or related promissory notes contain prepayment penalties upon prepayment of the respective notes), and all liens, encumbrances, subleases, tenancies, security interests, covenants, conditions, restrictions, rights-of-way, easements, judgments, and title defects, other than the Permitted Exceptions. To the Knowledge of Seller, there are no pending or deferred Impositions of Governmental
Authorities affecting the Property, except for real property and personal property taxes for the year of the Closing. To the Knowledge of Seller, no easements materially burdening the Property interfere with the use, maintenance, repair, or operation of the Property, and all easements necessary for the lawful operation of the Property, including all access, ingress, support and mechanical easements necessary or incident thereto, are in full force and effect and are not subject to termination, cancellation or rescission. Seller will assist in obtaining lender estoppel letters in a form reasonably satisfactory to Purchaser.

     7.2 Zoning and Land Use Matters. To the Knowledge of Seller, all permanent certificates of occupancy for the Real Estate have been issued, and all conditions thereof, if any, have been fully complied with and require no further action. Seller has received no written notice of any requirements for obtaining necessary licenses, permits, authorizations or approvals with respect to the Property which Seller does not now possess or maintain, and Seller has received no written notice of any unwillingness of Governmental Authorities to renew any Permits and Licenses. To the Knowledge of Seller, the Property, as constructed and operated, is substantially in compliance with the terms, conditions and requirements imposed upon the Property by the Permitted Exceptions. To the Knowledge of Seller, the acquisition of the Property by Purchaser will not cause a violation, default or breach of any such Permitted Exceptions and there is no event of default currently in





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existence under any such instrument which constitutes, and there is no event which, but for the giving of notice or the passage of time, or both, will constitute, an event of default thereunder.

     7.3 Health, Environmental and Fire Codes. To the Knowledge of Seller, there are no Hazardous Materials in, on or under the Property, except for Permitted Hazardous Materials, and Seller has received no written notice that the Property is not substantially in compliance with applicable fire codes, building codes, health codes or other Legal Requirements which presently apply to the Property or the operation of all businesses thereon which remain unresolved.

     7.4 No Adverse Action. There are no pending (and Seller has received no written notice from Governmental Authorities threatening) condemnation or other similar proceedings affecting the Property or any portion thereof, or pending public improvements in, about or outside the Property, which will affect access or create additional cost to Seller. There is no claim, legal action, tax audit, or other proceeding of any type, including, without limitation, any action of a civil or criminal nature, or any action or proceeding before any arbitration board or tribunal, pending against or affecting the Property which will materially adversely affect Purchaser upon the consummation of this acquisition. To the Knowledge of Seller, there are no pending claims against Seller arising out of injury to persons or property occurring in or on the Property as a result of any accident or occurrence on the Property thereon during the period of ownership of the Property by Seller which will materially adversely affect Purchaser upon consummation of this acquisition or are not covered by insurance. There is no pending claim or legal action of any type related to any employment matter related to the operation of the Property which will materially adversely affect Purchaser upon consummation of this acquisition or is not covered by insurance.





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     7.5         Authorization. Seller has all requisite corporate power and authority to perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement by Seller has been duly and validly authorized by all officers and directors whose approval is required under the corporate documentation of Seller. Each person executing and delivering this Agreement, and all documents to be executed and delivered in regard to the consummation of the transaction herein, has due and proper authority to execute and deliver those documents. This Agreement, and all documents executed and delivered by Seller in connection with the transaction herein, shall constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

     7.6 Organization. Each Seller is a duly organized and validly existing corporation under the laws of the state of its formation, authorized to transact business in each state where the Property owned by such Seller is situated, with full power to enter into and perform this Agreement and to convey, assign, transfer and lease the Property.

     7.7 Legal Requirements. To the Knowledge of Seller, there are no outstanding citations or violations of Legal Requirements in connection with the operation of the Property or the sale or provision of food or beverages thereon.

     7.8 Business Records. All documents, items and information, including, without limitation, the Books and Records, which have been or will be made available by Seller to Purchaser as Review Items in accordance with the terms of this Agreement, have been maintained in the ordinary course of business, fairly reflect the financial condition of the applicable Property in all material respects, and are true and accurate.





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     7.9         No Breach of Prohibition.  The transactions contemplated by this Agreement are not restrained or prohibited by any injunction, order or judgment rendered by any court or other governmental agency of competent jurisdiction. To the Knowledge of Seller, no proceedings have been initiated or are pending in which any creditor of Seller or any other person seeks to restrain such transactions or otherwise attach the applicable Property. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) be in material violation of any agreements, or (b) conflict with or result in the material breach or violation of any law, regulation, writ, injunction, decree of any court or governmental body or agreement of any nature, applicable to Seller and the Property.

     7.10 No Adverse Notices. Seller has received, within the past year, no notice from any insurance company which has issued a policy with respect to any portion of the Property, from any board of fire underwriters, or from any Governmental Authority, requesting or requiring the performance of any repairs, alterations, renovations or other physical work on the Property, which has not been substantially completed.

     7.11 No Union Contracts; Other Employee Matters. Seller warrants that there are no union contracts in effect with respect to the Employees, and that Purchaser shall incur no liability to the Employees arising out of Purchaser's acquisition of the Property.

     7.12 Easements. Seller will cooperate fully with Purchaser, but at no expense to Seller, in seeking any corrective documents reasonably deemed necessary by Purchaser to clarify the location and validity of any Appurtenant Easement benefiting the Property.





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     7.13        Tax Matters.  Seller has duly filed all federal, state, county and municipal, excise, sales, hotel occupancy and other tax returns and reports, or timely extensions thereof, required to be filed up to the date hereof with respect to the Property. To the Knowledge of Seller, all such returns are true and correct in all material respects, and Seller has paid all taxes, interest and penalties shown on such returns or reports, or claimed to be due to any federal, state, county and municipal or other taxing authority.

     7.14 Property Condition. Seller warrants that each Property not yet inspected by Purchaser is in substantially the same general condition, normal wear and tear excepted, as those motel/hotels previously inspected by Purchaser, and Seller will maintain each Property in such same general condition until the Closing.

    7.15 Bulk Transfers. Seller will take all actions necessary to comply with any bulk transfer laws applicable to this transaction and Purchaser will cooperate with any such actions at no cost to Purchaser.

    7.16 Representations and Warranties of Seller. All of the representations and warranties of Seller are true and correct in all material respects, to the Knowledge of Seller, and do not contain untrue statements of a material fact or omit any material fact that would make the representations and warranties misleading. All representations and warranties of Seller shall survive the Closing and continue in full force and effect for a period of two
(2) years after the Closing.

                                 ARTICLE EIGHT

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     8.1 Purchaser's Duty of Review. Purchaser is entering into this Agreement in reliance on its own knowledge and familiarity with the motel/hotel industry and its inspection of the Property. Purchaser is not relying on any representation of Seller, or its officers, shareholders or agents, except as expressly set forth in this Agreement or the Exhibits attached to this Agreement.

     8.2 Warranties and Representations. Purchaser represents, warrants and agrees that the following facts and conditions exist on the date of execution hereof and shall exist as of the Closing Date:

                 (a) Organization. Purchaser is a Texas real estate investment trust duly organized and validly existing and in good standing under the laws of the State of Texas, and has power and authority to own its properties and to transact the business in which it is engaged. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement and all of the documents executed and delivered by Purchaser in connection with the transaction described herein, all of which constitute valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

                 (b) Authority. Purchaser has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than Purchaser are required in connection with this Agreement. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in or continue any default or event that, with the giving of notice or lapse of time, or both, would be a default, breach or violation of the organizational instruments or laws governing Purchaser or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Purchaser is a party or by which Purchaser is bound.

     8.3 Representations and Warranties of Purchaser. All of the representations and warranties of Purchaser are true and correct in all material respects and do not contain untrue statements of a material fact or omit any material fact that would make any of the representations and warranties misleading. The representations and warranties herein contained shall survive the Closing and shall continue in full force and effect for a period of two (2) years.

                                  ARTICLE NINE

                DEFAULTS; FAILURE TO PERFORM; LIQUIDATED DAMAGES

     9.1 Default of Purchaser. IN THE EVENT (A) ALL OF THE CONDITIONS TO THIS AGREEMENT SHALL HAVE BEEN SATISFIED OR WAIVED; (B) SELLER SHALL HAVE FULLY PERFORMED OR TENDERED PERFORMANCE OF ITS OBLIGATIONS HEREUNDER: (C) PURCHASER SHALL FAIL TO PERFORM ITS OBLIGATION HEREUNDER; AND (D) THE CLOSING SHALL FAIL TO OCCUR SOLELY AS A RESULT OF PURCHASER'S DEFAULT HEREUNDER, THEN, AS SELLER'S SOLE AND EXCLUSIVE REMEDY FOR PURCHASER'S FAILURE TO CLOSE, THE ENTIRE AMOUNT OF THE DEPOSIT (PLUS ALL INTEREST ACCRUED THEREON, IF ANY) SHALL BE

IMMEDIATELY PAID TO SELLER. PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S DAMAGES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THE AMOUNT OF THE DEPOSIT (PLUS ALL INTEREST ACCRUED THEREON, IF ANY) IS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE. PURCHASER AND SELLER AGREE THAT SELLER'S RIGHT TO RETAIN THE DEPOSIT (PLUS ALL INTEREST ACCRUED THEREON IF ANY) SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SELLER IN THE EVENT OF A BREACH OF THIS AGREEMENT BY PURCHASER AS PROVIDED ABOVE.

     9.2 Default of Seller. If Seller defaults in its obligations hereunder after the expiration of any notice and cure periods, if applicable, Purchaser may, as its sole remedy, at its option, either: (A) terminate this Agreement and receive a refund of the Deposit, whereupon the obligations of the parties hereto, other than those expressly set forth to survive termination hereof, shall terminate, and neither shall have any further claim against the other by reason of this Agreement or (B) seek an action for specific performance under this Agreement. Purchaser agrees that it shall not record this Agreement or any memorandum hereof unless Seller has defaulted in its obligations hereunder. This Section 9.2 shall survive Closing or other termination of this Agreement.

         9.3 Failed Funds. If a payment made on account of the Purchase Price, whether the Deposit or otherwise, is by check, and if said check fails due collection, Purchaser shall be deemed in default hereunder, and Seller, at its sole option, may declare this Agreement terminated pursuant to Section 9.1 hereof and may pursue its remedies against Purchaser upon said check and/or this Agreement or in any other manner permitted by law, such remedies being cumulative, but in no event shall Seller have any obligations to Purchaser hereunder.

                                  ARTICLE TEN

                               CLOSING DOCUMENTS

     10.1        Closing Documents of Seller.   At the Closing, Seller shall
deliver or cause to be delivered to Purchaser the following:

         (a) A special, limited warranty deed, as customarily provided on a state-by-state basis, conveying good and indefeasible title in the Property (the "Deed") to Purchaser, duly executed and acknowledged by Seller subject only to the Permitted Exceptions.

         (b) A bill of sale, duly executed and acknowledged by Seller, conveying title to the Personal Property to Purchaser.

         (c) A certificate stating that Seller is not a "Foreign Person" within the meaning of IRC Section 1445(f)(3).

         (d) The Title Policies, issued at Seller's sole cost and expense, by the Title Insurance Company, insuring Purchaser as owner of the Property, subject only to the Permitted Exceptions.

         (e) An Indemnity Agreement, duly executed and acknowledged by Seller, pursuant to which Seller agrees to indemnify, defend and hold harmless Purchaser, and its shareholders, directors and officers, from any and all claims, losses, damages and expenses which shall have arisen from any violation of the Americans for Disabilities Act at the Property prior to the Closing.

         (f) An Indemnity Agreement duly executed and acknowledged by Seller, pursuant to which Seller agrees to indemnify, defend and hold harmless Purchaser, and its shareholders, directors and officers, from any and all claims, losses, damages and expenses which shall have arisen from an "Environmental Problem" (as hereinafter defined) before the Closing. "Environmental Problem" shall mean the presence or release of any Hazardous Materials from, onto, on or under any portion of the Property, or the violation of any environmental law with respect to the Property or any part thereof, or the failure to abide by the terms of any permit or approval required under any environmental law with respect to the Property or any part thereof.

         (g) Such other instruments and documents as may be reasonably required to consummate the transaction herein contemplated, including but not limited to, the Property Lease, the Master Agreement and related guaranty of Amerihost Properties, Inc.

     10.2 Closing Documents of Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

                 (a) The balance of the cash portion of the Purchase Price provided in Article One hereof, less any interest accrued on the Deposit.

                 (b) The Property Leases, executed by Purchaser, as lessor, in each instance.

                 (c)      The Master Agreement, executed by Purchaser.

                 (d) Evidence of Purchaser's power and authority to enter into the subject transaction, and evidence of the signatories' authority to sign on behalf of Purchaser.

                 (e) A letter addressed to Escrow Agent directing Escrow Agent to deliver the Deposit and any interest thereon, if any, to Seller, and releasing Escrow Agent from any and all liability in connection with the subject transaction.

                 (f) An Indemnity Agreement duly executed and acknowledged by Purchaser, pursuant to which Purchaser agrees to indemnify, defend and hold harmless Seller, and its shareholders, directors and officers, from any and all claims, losses, damages and expenses which shall have arisen from an "Environmental Problem" (as hereinafter defined) after the Closing, where the Environmental Problem is caused by Purchaser. "Environmental Problem" shall mean the presence or release of any Hazardous Materials from, onto, on or under any portion of the Property, or the violation of any environmental law with respect to the Property or any part thereof, or the failure to abide by the terms of any permit or approval required under any environmental law with respect to the Property or any part thereof.

                 (g) Such other instruments and documents as may be reasonably required to consummate the transaction herein contemplated.

                                 ARTICLE ELEVEN

                                  RISK OF LOSS

     11.1 Casualty Loss. The risk of loss or damage to the Property by fire or other casualty, until the Closing, is assumed by Seller, but without any liability or obligation of Seller to repair same, except Seller, at Seller's sole option, shall have the right to repair or replace such loss or damage to the Property. If Seller elects (such election to be made within twenty (20) days after Seller shall have actual knowledge of such damage) to make such repair or replacement, and such repair or replacement can be fully complete prior to the Closing, this Agreement shall continue in full force and effect. If Seller does not elect to repair or replace any such loss or damage or such repair or replacement damage cannot be completed prior to the Closing, the following shall control:

     If the Improvements on any motel/hotels comprising the Property shall be materially damaged or destroyed by fire, storm or other casualty before the Closing, Purchaser shall have the right to reject any such Property pursuant to
Section 6.4 by giving written notice thereof to Seller within fourteen (14) days after receiving written notice of such material destruction and Purchaser shall receive a reduction in the Purchase Price as set forth in Section 6.6.
If Purchaser shall not elect to reject such Property, or if said destruction is immaterial, this Agreement shall continue in full force and effect without any modification or abatement of the Purchase Price, and Purchaser shall be entitled to receive an absolute assignment (without representation or warranty by or recourse against Seller) from Seller of any interest Seller may have otherwise had in the proceeds of any insurance on the Property (including any rent loss or business interruption insurance proceeds allocable to the period from and after the Closing), except for any expense theretofore incurred by Seller for restoration or safety in connection therewith, which sum shall be reimbursed by Purchaser to Seller at the Closing.

     11.2 Eminent Domain. If notice of any action, suit or proceeding shall be given after the date hereof, but prior to the Closing, for the purpose of taking by eminent domain or condemning any material part of the Property, then Purchaser and Seller shall each have the right to reject any such Property pursuant to Section 6.4 by written notice to the other party given within fourteen (14) days after receiving notice of such condemnation or taking and Purchaser shall receive a reduction in the Purchase Price as set forth in
Section 6.6. If neither Purchaser nor Seller elects to reject such Property as above provided, or if the taking or condemnation is of an immaterial part of the Property, or in the event of a change of legal grade, the award with respect to such condemnation, taking or change, except for any expense theretofore incurred by Seller for restoration or safety in connection therewith, which sum shall be reimbursed by Purchaser to Seller at the Closing, shall be assigned (without representation or warranty by or recourse against Seller) to Purchaser without further consideration, and this Agreement shall continue in full force and effect without any modification or abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such taking, and the definition of "Property" shall be accordingly amended. Any taking of any portion of an Improvement shall be considered "material" for purposes of this Section 11.2.

                                 ARTICLE TWELVE

                 CONDITION "AS IS"; NO FURTHER REPRESENTATIONS

     12.1 Condition of Property. Purchaser represents that it has inspected the Property and is thoroughly acquainted with its condition, and it is agreed and understood that neither Seller nor any person purporting to act for Seller has made or now makes any representations as to the physical condition (including, without limitation, the presence of any Hazardous Materials, or any condition which would violate any laws regarding environmental matters), layout, leases, footage, rent, income, expense, operation or any other matter or thing affecting or relating to the Property or to this Agreement, except as specifically set forth in this Agreement, and that no party hereto is relying on any statement or representation made by any other which is not embodied in this Agreement. Purchaser hereby expressly acknowledges that no representation has been made which is not expressly set forth in this Agreement, and Purchaser further agrees to take and accept the Property "as is" and in its condition at the Closing. This Article shall survive the Closing and delivery of the Deed or other termination of this Agreement..

                                ARTICLE THIRTEEN

                            FINANCIAL MATTERS; COSTS

    13.1 Sales Tax. Although it is not anticipated that any sales tax shall be due and payable in connection with this transaction, Purchaser agrees that Purchaser shall indemnify, defend and hold Seller harmless from and against any and all liability for any sales tax regardless of jurisdiction which may now or hereafter be imposed upon Seller with respect to this transaction. This provision shall survive the Closing and delivery of the Deed.

     13.2 Other Changes. Purchaser and Seller shall each pay one-half of all escrow charges. The parties shall be responsible for all transfer taxes or documentary taxes which are payable upon the delivery and/or recording of the Deed or of any document contemplated by this Agreement, and the charges incurred in connection with the recording of any instrument contemplated hereby on the basis of custom in the jurisdiction in which the Property is situated. Notwithstanding the foregoing, costs related to endorsements to the Title Policies or to Surveys shall be borne by Purchaser.

     13.3 Closing Statements. The Title Insurance Company shall prepare customary settlement or closing statements (the "Closing Statements") which shall include the items set forth in Section 13.2, at least two (2) days before the Closing Date, and each party shall cause its designated representatives to assist the Title Insurance Company in doing so. All ad valorem, personal property and hotel occupancy taxes, if applicable, shall be pro rated as of the Closing Date.

                                ARTICLE FOURTEEN

                                   BROKERAGE

     14.1 Broker. Seller and Purchaser represent and warrant to each other that they have not dealt with any broker in connection with this transaction. Seller agrees to indemnify and hold Purchaser harmless from all loss, damage, cost and expense (including reasonable attorney's fees and disbursements) that Purchaser may suffer as a result of any claim for a fee, commission or payment of any description brought by any person with whom Seller may have dealt in connection with this transaction. Purchaser agrees to indemnify and hold Seller harmless from all loss, damage, cost and expense (including reasonable attorneys' fees and disbursements) that Seller may suffer as a result of any claim for a fee, commission or payment of any description brought by any person with whom Purchaser may have dealt in connection with this transaction. The representations and covenants set forth in this Section
14.1 shall survive delivery of the Deed and the Closing or other termination of this Agreement.

                                ARTICLE FIFTEEN

                              THE DEPOSIT - ESCROW

15.1     Deposit.

         (a) The Deposit shall be delivered to the Title Insurance Company ("Escrow Agent"), and Escrow Agent shall hold the proceeds thereof in escrow and dispose of such sums only in accordance with the provisions of this Agreement.

         (b) Escrow Agent shall place the Deposit in (I) certificates of deposit issued by a bank with a Texas office, (II) money market funds in a bank with a Texas office, or a company such as Dreyfus Liquid Assets, Inc., or as otherwise approved in writing by Purchaser and Seller, (III) U.S. Treasury bills or other similar securities, or (IV) a segregated, interest bearing bank account. Any interest earned thereon shall be paid to the party entitled to receive the Deposit simultaneously with disbursement of the Deposit. The party receiving such interest shall pay any income taxes thereon. At the Closing, the Deposit and the interest thereon, if any, shall be paid by Escrow Agent to Seller. If for any reason the Closing has not occurred, and either party makes a written demand upon Escrow Agent for payment of such amount stating the basis for such demand, Escrow Agent shall give written notice to the other party of such demand along with a copy thereof. If Escrow Agent does not receive a written objection from the other party to the proposed payment within 15 days after the giving of such notice by Escrow Agent, which objection states the basis therefor, Escrow Agent is hereby authorized to make such payment to the demanding party. If Escrow Agent does receive such written objection within such 15-day period, or, if for any other reason, Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Agreement or a final judgment of a court, and shall disburse said funds accordingly. Escrow Agent shall send a copy of any objection to the original demanding party. However, Escrow Agent shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of the court of the county in which any Property is located, or with the clerk of the court in which any litigation between Seller and Purchaser is pending, or in any other court which Escrow Agent may select in the Chicago metropolitan area, in an action for interpleader, all costs thereof to be borne by whichever of Seller or Purchaser is the losing party. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit or payment pursuant to this Agreement, Escrow Agent shall be relieved and discharged of all obligations and responsibilities hereunder.

         (c) The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience; that Escrow Agent shall not be deemed to be the agent of either of the parties; and that Escrow Agent shall not be liable to either party for any act or omission on its part unless taken or suffered in willful disregard of this Agreement. Escrow Agent may act upon any instrument or writing believed by Escrow Agent to be genuine and to be signed and presented by the proper party. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees (including the value of same if Escrow Agent represents itself), incurred in connection with the performance of Escrow Agent's duties hereunder. Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Escrow Agent shall not be bound by any modification of this Agreement, unless the Same is in writing, signed by Seller and

         Purchaser and delivered to Escrow Agent, and if Escrow Agent's duties are affected thereby, unless Escrow Agent shall have given prior written consent thereto. If Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from Purchaser or Seller, which, in Escrow Agent's opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be hold or apply the Deposit pursuant to subparagraph (b) hereof and may decline to take any other action.

                                ARTICLE SIXTEEN

                            MERGER OF UNDERSTANDINGS

     16.1 Merger. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are hereby merged into this Agreement, which alone fully and completely expresses their agreement, and that this Agreement is entered into after full investigation, neither party relying upon any statement or representation made by Seller or Purchaser or anyone else not embodied in this Agreement. This paragraph shall survive the Closing and delivery of the Deed or other termination of this Agreement.

                               ARTICLE SEVENTEEN

                                 MISCELLANEOUS

     17.1 Entire Agreement. This Agreement and the exhibits attached hereto embody the entire agreement between the parties in connection with this transaction, and there are no oral agreements existing between the parties relating to this transaction which are not expressly set forth herein. This Agreement may not be modified or, except as expressly provided to the contrary herein, canceled or terminated, except in a writing signed by all parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     17.2 Waiver. Failure of either party to object to any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder, unless expressly provided to the contrary herein. No waiver by any party at any time, express or implied, of any breach of any provision of this Agreement, shall be deemed a waiver of a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion.

     17.3 Assignment. Purchaser may not assign any of its right, title or interest in this Agreement, or its right to the Deposit and any interest thereon, without the prior written consent of Seller, which consent shall be at Seller's sole discretion.

     17.4 Headings. The captions, section numbers and article numbers appearing in this Agreement are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of such sections or articles of this Agreement. Furthermore, as used in this Agreement, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular, wherever applicable.

     17.5 Third Parties. No party other than Seller, Purchaser and their respective successors and permitted assigns, shall have any rights to enforce or rely upon this Agreement.

This Agreement is binding upon and made solely for the benefit of Seller, Purchaser and their respective heirs, personal representatives, successors and permitted assigns.

     17.6        Notices.

                 (a) Except as expressly provided to the contrary in this Agreement, notices which must or may be given by any party hereto must be in writing and shall be deemed as given hereunder upon actual receipt, if by personal delivery to the addresses set forth below, or, if properly addressed, if sent by certified or registered mail, return receipt requested, four (4) days after depositing such notice with postage prepaid at the rates and with the status certified or registered in a United States mailbox, or one (1) day after depositing such notice, with proper payment or credit arrangement, in the custody of a nationally recognized overnight delivery service. Notice shall be deemed properly addressed if sent to the following addresses:

                 If to Seller:             Amerihost Properties, Inc.
                                           2400 E. Devon Street
                                           Suite 280
                                           Des Plaines, IL  60018
                                           Attn:  Michael P. Holtz,
                                           President and Chief Executive Officer

                 With copies to:           Helen R. Friedli, P.C.
                                           c/o McDermott Will & Emery
                                           227 West Monroe Street
                                           Chicago, IL  60606-5096
                                           Attn:  Helen R. Friedli, Esq.

                 If to Escrow Agent:       Stewart Title Guaranty Corporation
                                           18333 Preston Road, Suite 410
                                           Dallas, TX 75252
                                           Attn: Tom Irons, Esq.

                 If to Purchaser:          PMC  Commercial Trust
                                           17290 Preston Road
                                           Dept. 101
                                           3rd Floor
                                           Dallas, TX  75252
                                           Attn:  Jan F. Salit,
                                                  Executive Vice President and
                                                  Chief Investment Officer, and
                                                  Andrew S. Rosemore, Executive
                                                   Vice President

                 With a copy to:           PMC Commercial Trust
                                           17290 Preston Road
                                           3rd Floor
                                           Dallas, TX  75252
                                           Attn:  Cheryl T. Murray, Esq.
                                                  General Counsel


                 (b) Except as set forth to the contrary herein, any party may designate, by notice in writing as above provided, a new or other address to which such notice or demand shall thereafter be so given, made or mailed.

                 (c) The respective attorneys for the parties are hereby authorized (i) to give any notice which the party is required to give or may give under this Agreement; and (ii) to agree to adjournments of the Closing. It is understood that Seller's attorney is McDermott, Will & Emery, and Purchaser's attorney is Cheryl T. Murray, Esq.

     17.7 Governing Law. This Agreement shall be governed by the laws of the State of Illinois, without cognizance to conflicts of laws rules.

     17.8 Survival. The provisions, representations, warranties, covenants and agreements of this Agreement shall survive the Closing of the transaction contemplated hereby, unless expressly provided herein to the contrary.

     17.9 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     17.10 Satisfaction. The acceptance of a Deed by Purchaser for each Property shall be deemed to be a full performance of and discharge of any and all agreements and obligations on the part of Seller to be performed pursuant to the provisions of this Agreement, except those, if any, which are herein specifically stated to survive delivery of such Deed.

     17.11       Confidentiality.   All of the information heretofore or
hereafter supplied by Seller to Purchaser shall be deemed confidential and shall not be revealed by Purchaser other than to a bank or other financial institution or investment banker or rating agency which shall provide Purchaser with financing in connection with the purchase of the Property, provided that this provision shall not apply to disclosure or utilization necessary or appropriate under applicable securities laws. In the event that the transaction herein shall not close, all such information shall be returned to Seller, and copies thereof shall not be retained by Purchaser or any lending institution. This Section shall survive the Closing and delivery of the Deed or other termination of this Agreement.

     17.12 Mutuality. This Agreement has been executed after negotiation and the opportunity by both parties to have this Agreement reviewed and revised by legal counsel of their choice.

     17.13 Marketing. Seller agrees not to market the Property or solicit or accept any offer for the purchase and sale of the Property from the date hereof through the earlier to occur of (a) the Closing Date, and (b) the earlier termination of this Agreement.

                                ARTICLE EIGHTEEN

                                  DEFINITIONS

     Wherever used in this Agreement, the following terms have the meanings set forth in this Article Eighteen:

     "Appurtenances" shall mean all of Seller's right, title and interest in all rights of way, drives, rights in adjoining streets, sidewalks, alleyways, passages, curbs, berms and similar rights and areas used in connection with the Property; all development rights for the Land or Improvements, whether vested or not; all planned unit development (PUD) plans and other development approvals for the Land and the Improvements; all appurtenant rights of lateral support and encroachment rights; and all leases of property situated off-site, but used in connection with the operation of the Improvements.

     "Appurtenant Easements" shall mean all easements and licenses on or over land or improvements, other than the Land and Improvements, which benefit the Land or Improvements, including, but not limited to, all easements providing access to the Land from public streets, roads and ways, all easements, licenses and agreements for location, maintenance and replacement of off-premises signs of the business and utility service lines, and all easements for parking and storage on adjoining property.

     "Books and Records" shall mean all books of account and annual statements of operations for 1996 and 1997 with respect to the Property (including audited statements to the extent the same have been audited); the 1998 budgets and all books of account and preliminary statements of the operations for the current 1998 fiscal year for the Property to date, which are kept by Seller in the ordinary course of business of operating the Property, and monthly statements of operations of the Property for 1997 and 1998 through the month of the Closing (the statement of operations for the month of the Closing to be provided after the Closing).

     "Employees" shall mean all persons employed by Seller in connection with the management and operation or possession of the Property during the pendency of this Agreement.

     "Excepted Items" shall mean the following property which is excluded from the definition of "Personal Property" hereunder: (a) items owned by independent contractors and business entities and not used in the operation of the Property; (b) all items (prepaid or otherwise) stored, maintained, or operated at the Property and consumed in the ordinary course of business, (c) cash in bank accounts and petty cash maintained at the Property, checks and money orders; (d) room reservation deposits of any kind or nature, (e) receivables, if any, (f) utility deposits, if any, of every type and nature, including any interest accrued thereon, and (g) all accounts payable with respect to the Property, whether owing or accruing prior to, on or after the Closing Date.

     "Governmental Authorities" shall mean all federal, state, county, municipal and local governments, administrative agencies and quasi-governmental authorities having jurisdiction over the Property.

     "Hazardous Materials" shall mean any and all substances which are or become defined as a "hazardous waste," "hazardous substance" pollutant or contaminant under any Legal Requirements, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.), as amended, and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, and/or the federal regulations implementing such Acts; "Hazardous Materials" shall include, but are not limited to, petroleum products and asbestos.

     "Impositions" shall mean all real estate, personal property and hotel occupancy taxes, general and special assessments imposed by Governmental Authorities, water and sewer charges, and fees and charges assessed or imposed by Governmental Authorities upon all or part of the Property and which are or may become a lien on the Property.

     "Improvements" shall mean all buildings and structures erected or located on the Land and Appurtenant Easements at the date of this Agreement, or at any time between the date of this Agreement and the Closing Date, including all machinery, equipment and fixtures owned by Seller and attached to such buildings and structures and used for operation or maintenance of the buildings and structures, all parking area and driveway surfaces, and curbs and drainage features, all landscaping, pool areas, all utility lines and appurtenances and all signs and structural supports for signs.

     "Inspection Period" shall mean the period of time beginning on the date of receipt of the last Survey, Title Commitment (including Title Documents), UCC Search or Phase I Audit, and/or updates thereto, and ending thirty (30) days thereafter, however, in no event shall this Inspection Period extend beyond the Closing Date.

     "Knowledge of Seller" shall mean the actual knowledge of Seller.

     "Legal Requirements" shall mean all laws, codes, ordinances, rules, regulations, and requirements of all Governmental Authorities existing at the date of this Agreement or at any time between the date of this Agreement and the Closing Date applicable to all or part of the Property or the ownership, operation, management, maintenance, development, improvements, repair, renovation, lease, sale, encumbering, transfer, use or manner of use of all or part of the property (including, without limitation, any law, code, ordinance, rule, regulation or requirement relating to Hazardous Materials).

     "Permits and Licenses" shall mean all permits, licenses, certificates of occupancy, sales tax permits, and renewals thereof, which are material to the normal operation of the Property.

     "Permitted Exceptions" shall mean any defects, liens, encumbrances, covenants, restrictions, easements, reservations, agreements and other matters affecting title to the Property to which Purchaser does not object prior to the expiration of the Inspection Period.

     "Permitted Hazardous Materials" shall mean Hazardous Materials in ordinary quantities which are customarily used in the operation, maintenance and repair of hotels and lodging facilities similar to the Property and which are stored and handled according to manufacturers' standards and guidelines and in compliance with all applicable Legal Requirements, and prepackaged office supplies, cleaning materials, personal grooming items and other similar items sold for consumer use.

     "Personal Property" excludes the Excepted Items and shall mean all fixtures, furnishings and equipment located at the Property and required for the operation of the Improvements as a motel/hotel, including, without limitation, office furnishings and equipment (exclusive of all of the vehicles used in the operation of the Improvements); fittings, machinery, heating and cooling systems, tools, maintenance equipment, appliances, wires and installed telephones, televisions, pictures, rugs, kitchen equipment, and all other fixtures and personal property of every kind and nature, other than the Excepted Items, which are located on, attached to, appurtenant to or used in the operation, maintenance, management or security of the Property or any portion of the Property, and which are owned by Seller, including Personal Property (other than Excepted Items) acquired by Seller between the date of this Agreement and the Closing Date, and all replacements, substitutions and additions of and to all of the foregoing. Personal Property does not include assignable trade names and goodwill. Seller does not lease any Personal Property, but rather, owns all Personal Property used in operation of the Property.

     "Phase I Audit" shall mean a Phase I environmental site assessment of the Property with respect to Hazardous Materials from a qualified environmental audit firm experienced in Phase I environmental site assessments, as selected by Purchaser, to be made within the Inspection Contingency Period and pursuant to the ASTM Standard Practice for Environmental Site Assessments.

     "Phase II Site Assessment" shall mean a phase II environmental site assessment of the Property with respect to Hazardous Materials from a qualified environmental audit firm experienced with Phase II environmental site assessments, as selected by Purchaser, to be made pursuant to ASTM Standard Practice for Environmental Site Assessments.

     "Title Insurance Company" shall mean Stewart Title Guaranty Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        SELLER:

                                        [AMERIHOST PROPERTIES SUBSIDIARIES
                                        to be listed as signatories]


                                        By:     /s/ Michael P. Holtz
                                           -------------------------------------
                                           Michael P. Holtz
                                           President and Chief Executive Officer


                                        PURCHASER:

                                        PMC COMMERCIAL TRUST,
                                        a Texas Real Estate Investment Trust

                                        By:      /s/ Lance B. Rosemore
                                           -------------------------------------
                                           Name: Lance B. Rosemore
                                           Title:   President


The undersigned, Amerihost Properties, Inc., a Delaware corporation, and the sole shareholder of Seller, hereby joins this Agreement solely for the purpose of performing its duties and obligations as set forth in Section 5.1 (b) and
Section 6.6, if applicable.



                                        AMERIHOST PROPERTIES, INC.


                                        By:    /s/ Michael P. Holtz
                                           -------------------------------------
                                            Michael P. Holtz, President


The undersigned, AmeriHost Inns, Inc., a Delaware corporation, hereby joins this Agreement solely for the purpose of performing its duties and obligations as set forth in Section 5.1 (b).


                                        AMERIHOST INNS, INC.


                                        By:     /s/ Michael P. Holtz
                                           -------------------------------------
                                            Michael P. Holtz, President

                            SCHEDULE OF EXHIBITS



A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Property-Owning Subsidiaries



B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Street Addresses



B-1 to B-30 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Land



C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Price Allocation per Property



D . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Form of Master Agreement



E . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Form of Property Lease



F . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Repairs for Marysville, Ohio and Plainfield, Indiana



G . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Phase I Audit Update Property



H . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Assumption Fees

                                                                       EXHIBIT D

                                MASTER AGREEMENT

         THIS MASTER AGREEMENT (this "AGREEMENT") is made and entered into as of this ____ day of June, 1998, by and among PMC COMMERCIAL TRUST (the "LESSOR"), and AMERIHOST PROPERTIES, INC. ("AMERIHOST") AND AMERIHOST INNS, INC. (the "LESSEE").

                                    RECITALS

         WHEREAS, the Lessor has acquired those certain _________ (__) hotels (the "INITIAL HOTELS") listed on Exhibit A attached hereto;

         WHEREAS, simultaneously with the execution of this Agreement, the Lessor has leased the Initial Hotels to the Lessee;

         WHEREAS, Amerihost is a guarantor of the Lessee's obligation to pay rent under the Property Leases (as hereinafter defined), on the terms and conditions set forth therein, and

         WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain agreements relating to the matters set forth herein.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Unless the context otherwise requires, (a) all capitalized terms not otherwise defined herein shall have the meanings set forth in the Property Leases, (b) references to the singular shall include the plural and vice versa,
(c) references to designated "Articles," "Sections" or other subdivisions are references to the designated Articles, Sections or other subdivisions of this Agreement, (d) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP and (e) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                               LEASING OF HOTELS

         2.1 Initial Hotels. Simultaneously with entering into this Agreement, the Lessor and the Lessee have entered into an individual lease in the form attached hereto as Exhibit "B" (the "PROPERTY LEASE") for each of the Initial Hotels at the rents specified on Exhibit "C" attached hereto.

         2.2 Additional Hotels. Lessor and Lessee may also from time to time agree to the lease of Additional Hotels (herein so called) to Lessee. The lease of Additional Hotels shall be by mutual agreement of Lessor and Lessee and upon such terms and conditions as are contained in form of the Property Lease attached hereto as Exhibit B and such Additional Hotels shall become subject to the terms and conditions of this Agreement as amended to reference such Additional Hotels and the Amerihost Guaranty (as hereinafter defined).

                                  ARTICLE III

                                      RENT

         So long as this Agreement remains in effect, Lessee promises to pay to Lessor, in lawful money of the United States of America, in immediately available funds, rents in the amount specified below:

         3.1 The annual amount of rent (the "Base Rent"), payable in equal monthly installments as set forth on Schedule I attached hereto, shall initially be $____________ until adjusted as provided in the Property Leases or as adjusted with the addition of Additional Hotels. The Base Rent shall be paid monthly in advance in the manner as set forth in Section 3.1 of the Property Leases.

                                   ARTICLE IV

                                    RESERVES

         4.1 Reserves. (a) Lessee shall deposit monthly during the Lease Term (on or before the 15th day of the subsequent month) into the Capital Expenditure Reserve Account an amount which is equal to two percent (2%) of Room Revenues for all Initial Hotels and Additional Hotels, as the case may be, for the prior month.

                 (b) Lessee shall also deposit monthly during the Lease Term (on or before the 15th day of the subsequent month) into the FF&E Reserve Account an amount equal to two percent (2%) of the Room Revenues for all Initial Hotels and Additional Hotels, as the case may be, for the prior month.

                                   ARTICLE V

                                     ESCROW

         Section 5.1 Escrow. The Lessee has deposited in escrow (the "ESCROW") with Lessor, and Lessor hereby acknowledges receipt of, the sum of $____________ (the "ESCROW FUNDS"), representing a sum equivalent to two months' Base Rent under all Property Leases. The Escrow Funds shall be invested in "Qualified Investments." The Lessor shall cause earnings thereon to be remitted annually to the Lessee not later than the first day of February of each year in which the Escrow is maintained, provided that an Event of Default has not occurred and is continuing under the Property Lease. Notwithstanding the foregoing provision, the Lessee shall have the option from time to time, as a substitute for cash, upon reasonable notice to the Lessor, to provide a letter of credit (the "LETTER OF CREDIT") in favor of the Lessor in the amount of the Escrow Funds, in form and substance, and issued by an issuer, reasonably acceptable to the Lessor.

         Section 5.2 Coverage Ratio. The Escrow hereby created shall continue until such date that the ratio of Net Operating Income in the aggregate on all of the Initial Hotels to the aggregate Base Rent of all Initial Hotels shall equal or exceed a ratio of 1.25 to 1.0 (such rent coverage ratio hereinafter called the "RCR"), as of the first day of each quarter during the term of the Escrow, on a trailing 12-month basis commencing on December 31, 1999. In the event Additional Hotels are added under this Agreement, an Escrow pursuant to Section 5.1 shall be established with respect to such Additional Hotels and shall continue pursuant to the terms and conditions set forth in this Section 5.2. Lessor shall have the right to draw on the Escrow Funds upon the occurrence of an Event of Default by the Lessee in the payment of Base Rent to the extent necessary to cure the shortfall in payment of Base Rent and Lessee must replenish the Escrow within two (2) business days after written notice from Lessor.

         Section 5.3 Financial Reports. During the term of this Agreement, the Lessee shall provide detailed monthly statements to the Lessor within forty-five (45) days of each fiscal period outlining financial results for the Property during the accounting period and year-to-date, compared to the previous fiscal year and budget. Annual financial consolidating statements shall be sent to the Lessor not later than one hundred twenty (120) days after the end of the Lessee's fiscal year. The Lessee agrees timely to provide financial data and to cooperate fully with the Lessor in connection with prompt quarterly and annual reconciliations of the monthly payments of Base Rent with the Net Operating Income for equivalent periods.

         Section 5.4 Termination of Escrow. Within ten (10) days after the submission of evidence reasonably satisfactory to the Lessor that the RCR has been achieved, the Lessor shall remit the Escrow Funds, together with earnings thereon, if any, or return the Letter of Credit, as the case may be, to the Lessee and the appropriate Escrow created hereunder shall be closed and of no further force and effect.

                                   ARTICLE VI

                               AMERIHOST GUARANTY

         Amerihost hereby executes this Agreement to acknowledge and confirm Amerihost's agreement to guarantee to the Lessor the prompt and complete payment of the Base Rent and Additional Rent under the Property Leases in the form of guaranty attached hereto as Exhibit D (the "Amerihost Guaranty"); it being expressly understood and agreed that this is a continuing guaranty and an instrument for the payment of money only, and that the obligation of Amerihost is and shall be absolute under any and all circumstances.

                                  ARTICLE VII

                                NON-COMPETITION

         During the term of this Agreement, Lessor, Lessee and Amerihost shall not (and shall take reasonable actions to assure that any Related Party of Lessor, Lessee or Amerihost shall not) within fifteen (15) miles of the Project develop a property by constructing a new motel/hotel project without the written approval of the Lessor or Lessee, as the case may be.

                                  ARTICLE VIII

                                    DEFAULT

         Section 8.1      Event of Default.   An Event of Default (herein so
called) shall exist under this Agreement if any of the following occur:

                 (a) Base Rent Payment. Lessee breaches any of its obligations to pay Base Rent as provided in Section 3.1 hereof and in Sections 3.1 and 3.2 of any of the

         Property Leases subject to any notice and cure period contained in the Property Leases.

                 (b) Capital Expenditure Reserve Account. A breach by Lessee of its obligation to fund the Capital Expenditure Reserve Account as provided in Section 4.1(a) hereof and Section 3.7(d) of the Property Leases subject to any notice and cure period contained in the Property Leases.

                 (c) FF&E Reserve Account. A breach by Lessee of its obligation to create and fund the FF&E Reserve Account as provided in
         Section 4.1(b) hereof and Section 3.7(f) of the Property Leases subject to any notice and cure period contained in the Property Lease.

                 (d) Failure of Lessee to replenish the Escrow within two (2) business days after written notice from Lessor.

                 (e) Failure of Amerihost to honor the terms of the Amerihost Guaranty.

         8.2 Remedies. Upon the occurrence of an Event of Default, Lessor shall have the right to terminate this Agreement upon ten (10) days written notice to Lessee; in which event Lessor shall have all the rights and remedies as set forth in Section 12.2 of the Property Leases and this Agreement.

                                   ARTICLE IX

                                 MISCELLANEOUS

         Section 9.1 Modification, Amendments and Waivers. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same is in a writing signed by all parties to this Agreement.

         Section 9.2 Notices. All notices and other communications pursuant to this Agreement shall be in writing and personally served or mailed as provided in the Property Lease.

         Section 9.3 Successors and Assigns. The provisions of this Agreement shall be binding upon the parties hereto and all of their successors and assigns and inure to the benefit of the parties hereto and their permitted successors and assigns.

         Section 9.4 Termination. This Agreement shall terminate at such time as all of the Property Leases have terminated, except that the Escrow created under Article V and the Amerihost Guaranty created under Article VI shall terminate on the terms and conditions therein provided.

         Section 9.5 Governing Law. This Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

         Section 9.6 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

         Section 9.7 Waiver. Each party waives, to the extent permitted by applicable law, any right to a trial by jury in any proceedings brought by either party to enforce the provisions of this Agreement.

         Section 9.8 Time of the Essence. Time is of the essence of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     LESSOR


                                     PMC COMMERCIAL TRUST


                                     By:
                                         -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                     LESSEE

                                     AMERIHOST INNS, INC.

                                     By:
                                         -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------


                                     GUARANTOR

                                     AMERIHOST PROPERTIES, INC.

                                     By:
                                         -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                                                       EXHIBIT D





                                LEASE AGREEMENT


                                 BY AND BETWEEN


                       PMC COMMERCIAL TRUST, AS LANDLORD


                                      AND

                        AMERIHOST INNS, INC., AS TENANT

                               TABLE OF CONTENTS



                                                                                                                     Page
                                                                                                                     ----
RECITALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II  DEMISE; TERM; LEASE YEAR

         2.1     Demise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         2.2     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         2.3     Lease Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         2.4     Renewal Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE III  RENT AND OTHER CHARGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         3.1     Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         3.2     Consumer Price Index Adjustments to Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         3.3     Payment of Impositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

         3.4     Utilities and Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         3.5     Location of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         3.6     No Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         3.7     Capital Expenditure Reserve Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         3.8     Specified FF&E and Operating Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IV  ALTERATIONS AND ADDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         4.1     Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         4.2     Construction Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         4.3     Removal of Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V  REPAIRS AND MAINTENANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         5.1     Tenant's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         5.2     Termination for Decline in Quality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         5.3     Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         5.4     Right of Entry . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VI  HAZARDOUS SUBSTANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         6.1     No Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         6.2     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         6.3     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE VII  COVENANTS OF TENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         7.1     Use of Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         7.2     Continuing Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         7.3     Operating Supplies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         7.4     Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         7.5     FF&E and Operating Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         7.6     Permits and Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         7.7     Tenant's Obligation to Manage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         7.8     Permitted Contests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VIII RESERVED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE IX  INSURANCE AND INDEMNITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         9.1     Insurance Coverages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         9.2     Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         9.3     Exemption of Landlord from Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         9.4     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

         9.5     Mutual Waiver of Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

         9.6     Insurance Premium Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE X  DAMAGE OR DESTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         10.1    Reports on Insurance Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         10.2    Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         10.3    Reconstruction in the Event of Damage or Destruction . . . . . . . . . . . . . . . . . . . . . . . .  29

         10.4    Abatement of Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE XI  CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         11.1    Taking of Whole  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         11.2    Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         11.3    Tenant's Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE XII  DEFAULTS; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         12.1    Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         12.2    Landlord's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                               TABLE OF CONTENTS

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                                                                                                                     ----
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         12.3    Landlord May Perform . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE XIII  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         13.1    Assignment by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         13.2    Tenant Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

         13.3    Assignment Due to Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         13.4    Transfer of Landlord's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         13.5    Licenses and Leasehold Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XIV  RIGHT OF FIRST REFUSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         14.1    Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         14.2    Conditions of Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         14.3    Restraining Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         14.4    Exclusion from Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE XV  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         15.1    Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         15.2    Landlord's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         15.3    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         15.4    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         15.5    Complete Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         15.6    Tenant's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         15.7    Franchise Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         15.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         15.9    Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         15.10   Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         15.11   Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         15.12   Covenants and Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         15.13   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         15.14   Subordination and Attornment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         15.15   No Joint Venture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         15.16   Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         15.17   Expansion of Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                               TABLE OF CONTENTS

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
         15.18   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         15.19   Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         15.20   Tenant's Right to Cure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         15.21   Breach by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         15.22   Landlord to Grant Easements, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         15.23   Governing Law; Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         15.24   REIT Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         15.25   Financings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         15.26   Landlord's Right to Inspect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         15.27   "As Is" Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         15.28   Third Party Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         15.29   No Merger of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                LEASE AGREEMENT



                 THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the ___ day of June, 1998 by and between PMC COMMERCIAL TRUST, a Texas real estate investment trust ("Landlord"), and AMERIHOST INNS, INC., a Delaware corporation ("Tenant").

                                 REFERENCE PAGE



                 In addition to the other terms elsewhere defined in this Lease, the following terms, wherever used in this Lease, shall have the meaning set forth in this Reference Page.



                 1.       PREMISES:  The motel property located at
                          _________________.

                 2.       NAME:  AmeriHost Inn.

                 3.       COMMENCEMENT DATE: June ___, 1998

                 4.       EXPIRATION DATE: June ___, 2008

                 5. LEASE TERM: Ten (10) years, as the term may be extended upon Tenant's exercise of either one or both of Tenant's two (2) options to extend the Lease Term for five (5) years each.

                 6. BASE RENT: The rent set forth in Schedule I annexed hereto and made a part hereof.

                 7. PROJECT: The Land, Improvements, FF&E, and Operating Equipment, which comprise a two (2) story motel, containing ____ rooms, located at the Premises.

                 The Reference Page information is incorporated into and made a part of this Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control.

                                   RECITALS:

                 A.       Landlord is the owner of the Project.

                 B. Tenant has represented to Landlord that it has substantial experience in the operation, management and maintenance of facilities similar to the Project and recognizes Landlord's expectation that Tenant will use such experience to operate the Project.

                 C. Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the Project for the operation by Tenant of a motel and Tenant desires to lease and operate the Project subject to and in accordance with the terms and conditions set forth herein.

                                  AGREEMENTS:

                 NOW, THEREFORE, for good, fair and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and, intending to be legally bound hereby, Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 The following words and terms shall have the following meanings ascribed to them:

     1.1 "ADDITIONAL RENT" shall mean all costs, expenses, charges and other amounts owed by Tenant to Landlord hereunder, other than Base Rent. Additional Rent shall include any cost incurred by Landlord in fulfilling Tenant's obligations hereunder. Additional Rent shall be due and payable two
(2) business days following written demand, unless specifically provided to the contrary in this Lease; and shall bear interest at the Default Rate from the date paid by Landlord until the date paid by Tenant to Landlord, if applicable.

     1.2         "AWARD" shall have the meaning ascribed to such term in
Section 11.1 hereof.

     1.3 "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code, as amended.

     1.4 "CAPITAL EVENT" shall mean any of the following events: (a) any sale, assignment, transfer or refinancing of the Lessee's interest in the Project; (b) the receipt of any insurance payments or damage recoveries paid to the Lessee in respect of the Project; and (c) any condemnation or eminent domain proceedings relating to all or part of any leasehold interest in the Project.

     1.5 "CAPITAL EXPENDITURE RESERVE ACCOUNT" shall have the meaning ascribed to such term in Section 3.7 hereof.

     1.6 "CONSUMER PRICE INDEX" shall mean The "U.S. City Average, All Items" Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor (Base:
1982-1984=100), or any successor index thereto.

     1.7 "DEFAULT" shall mean an event which but for the giving of notice or passing of time, or both, would constitute an Event of Default hereunder.

     1.8 "DEFAULT RATE" shall mean the annual rate of interest of two percent (2%) over the Prime Rate as published in The Wall Street Journal, Southwest Edition, or such lesser amount as may be the maximum amount permitted by applicable law.

     1.9 "ENVIRONMENTAL REGULATION(S)" means any law, rule, regulation, permit or agreement relating to the environment, human health or safety now existing or hereafter enacted.

     1.10 "EVENT OF DEFAULT" shall have the meaning ascribed to such term in Section 12.1 hereof.

     1.11 "FF&E" shall mean all furniture, furnishings and equipment owned by Landlord and located at the Project as of the date of this Lease and required for the operation of the Improvements as a motel, including, without limitation, (a) office furnishings and equipment, (b) specialized motel equipment necessary for the operation of any portion of the Improvements as a motel, including equipment for kitchens, laundries, dry cleaning facilities, bars, restaurants, public rooms, commercial and parking spaces, and recreational facilities and (c) all other furnishings and equipment as necessary or desirable in the operation of the Project in accordance with the terms and conditions set forth in this Lease.

     1.12        "FF&E RESERVE ACCOUNT"   shall mean funds available for the
repair, replacement or refurbishment of FF&E, which funds shall be provided by, and under the control of, Tenant through monthly payment into an account established on the Commencement Date by Tenant and maintained by Tenant during the Lease Term.

     1.13        "FIXTURES"   shall mean all equipment, machinery, fixtures and
other items of property, including all components thereof now and hereafter, permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereof.

     1.14        "FRANCHISOR"   A Related Party of Tenant or any other national
or regional hotel/motel franchisor reasonably acceptable to Landlord.

     1.15 "FRANCHISE AGREEMENT" Any agreement that may be entered into by and between a Franchisor and Tenant, regarding the operation of the Project as a franchised motel of Franchisor, on terms reasonably acceptable to Landlord.

     1.16        "GAAP" means generally accepted accounting principles.

     1.17 "GOVERNMENTAL AUTHORITY" means any federal, state, or local governmental body including elected bodies, departments, agencies, commissions, boards or instrumentalities having or purporting to have jurisdiction over Landlord, Tenant, the Project, or the business conducted or to be conducted from the Project.

     1.18 "HAZARDOUS SUBSTANCES" means any substance, pollutant or contaminant, as those terms are now or hereafter defined in any Environmental Regulation, and specifically includes, but is not limited to, asbestos, asbestos-containing materials, petroleum, or petroleum-based products, formaldehyde, and polychlorinated biphenyls.

     1.19        "IMPOSITIONS" shall have the meaning ascribed to such term in
Section 3.3(a) hereof.

     1.20 "IMPROVEMENTS" shall mean all buildings, structures and improvements now located or hereafter constructed on the Land and all Fixtures and equipment attached to, forming a part of and necessary for the operation of such buildings, structures and improvements as a motel, and such (a) restaurants, bars, banquet, meeting and other public areas, (b) commercial space, including concessions and shops, (c) parking space, (d) storage and services areas, (e) recreational facilities and areas, (f) public grounds and gardens, (g) permanently affixed signage and (h) other facilities and appurtenances, as necessary or desirable for the operation of the Improvements as a motel in accordance with the terms and conditions of this Lease.

     1.21 "INSURED CASUALTY" shall have the meaning ascribed to such term in Article 10 hereof.

     1.22 "LAND" shall mean that certain real property consisting of the Premises described in the Reference Page and legally described on Exhibit A attached hereto, together with all easements and rights benefitting or appurtenant to such real property.

     1.23 "LANDLORD" shall mean PMC Commercial Trust, a Texas real estate investment trust, and its successors and assigns.

     1.24 "LEASE YEAR" shall mean a full calendar year, provided that the first and last Lease Years shall be determined in accordance with Section
2.3 hereof.

     1.25 "LEGAL REQUIREMENTS" shall have the meaning ascribed to such term in Section 7.4 hereof.

     1.26 "MASTER AGREEMENT" shall mean the agreement made and entered into as of June ___, 1998 by and among PMC Commercial Trust, Amerihost Properties, Inc. and AmeriHost Inns, Inc.

     1.27 "NET OPERATING INCOME" shall mean Room Revenues and Sundry Revenues, less Operating Expenses, but specifically excludes any and all income derived by reason of the occurrence of a Capital Event.

     1.28 "NET WORTH" shall mean Landlord's net worth which shall be equal to the excess of Landlord's assets over its liabilities as determined in accordance with GAAP.

     1.29 "OPERATING EQUIPMENT" shall mean (a) all operating equipment required for the operation of a motel, including chinaware, glassware, linens, silverware, utensils, uniforms, smallwares, telephone equipment, computers and all other similar items, and (b) all replacements, substitutions and additions of and to all of the foregoing.

     1.30 "OPERATING EXPENSES" shall mean, for any applicable period, all expenses incurred by the Tenant in connection with the operation of the Project in aggregate during such period determined in accordance with GAAP, which operating expenses shall be deemed to include a reserve of four percent (4%) of Room Revenues for fixtures, furnishings and equipment and capital expenditures, and a management fee of four percent (4%) of Room Revenues, provided, however that "Operating Expenses" shall exclude capital expenditures, depreciation, amortization expenses and interest expense but shall include administrative and general expenses, management fees, marketing expenses, maintenance expenses, energy costs, real and personal property taxes and insurance premiums, as such terms are described and accounted for by Tenant in the ordinary course of its business and in accordance with the financial statements periodically provided by Tenant to Landlord in accordance with the provisions hereof.

     1.31 "OPERATING SUPPLIES" shall mean all food, beverages and other consumable items used in the operation of a motel, such as fuel, soap, cleaning materials, matches, stationery, brochures, folios and all other similar items, together with all substitutions and replacements thereto.

     1.32        "PERMITS" shall have the meaning ascribed to such term in
Section 7.6 hereof.

     1.33 "PERMITTED USE" shall mean the use of the Project as a motel in compliance with all Legal Requirements and the terms and conditions of this Lease.

     1.34 "PROHIBITED CASUALTY" shall have the meaning ascribed to such term in Article 10 hereof.

     1.35 "PROHIBITED TAKING" shall have the meaning ascribed to such term in Section 11.1 hereof.

     1.36 "QUALIFIED INVESTMENTS" shall mean any one or more of the following obligations or securities:

                 (i) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, excluding any principal-only or interest-only stripped mortgage pass-throughs and provided that any obligations of any such agency or instrumentality must be guaranteed as to timely payment of principal and interest;

                 (ii) demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have a credit rating not lower than the second hightest rating category from a nationally recognized rating agency;

                 (iii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 270 days after the date of issuance thereof) having the highest commercial paper rating from a nationally recognized rating agency;

                 (iv) money market funds registered under the Investment Company Act of 1940, as amended, having a credit rating, at the time of such investment, not lower than the highest rating category from a nationally recognized rating agency.

     1.37 "RELATED PARTY" shall mean a person or entity who controls, is controlled by or is under common control with another person or entity.

     1.38        "RENT" shall mean Base Rent and Additional Rent.

     1.39 "ROOM REVENUES" shall mean all revenues, receipts, and income of any kind derived directly or indirectly by Tenant from or in connection with the rental of guest rooms or suites, whether to individuals, groups or transients, at the Project, whether on a cash basis or credit, paid or collected, determined in accordance with generally accepted accounting principles, excluding the following:

                 (a) The amount of all credits, rebates or refunds to customers, guests or patrons, and all service charges, finance charges, interest and discounts attributable to charge accounts and credit cards, to the extent the same are paid to Tenant by its customers, guests or patrons, or to the extent the same are paid for by the Tenant to, or charged to Tenant by, credit card companies;

                 (b) All sales taxes or any other taxes imposed on the rental of such guest rooms or suites;

                 (c) Gratuities or service charges actually paid to employees;

                 (d) Proceeds of business interruption and other insurance; and

                 (e) Revenues from the sale of food and beverage or Sundry Revenues.

     1.40        "STATE" shall mean the state in which the Project is located.

     1.41 "SUNDRY REVENUES" shall mean all revenues, receipts, and income derived from the Project's meeting rooms, telephones, TV and movie rentals, check room, washroom, laundry, valet, vending machines, and other motel related operation sources not specified herein as Room Revenues or food and beverage revenues.

     1.42 "TAX CODE" shall mean the Internal Revenue Code of 1986, as amended.

     1.43 "TENANT" shall mean AmeriHost Inns, Inc., a Delaware corporation, and its successors and permitted assigns.

                                   ARTICLE II

                            DEMISE; TERM; LEASE YEAR

     2.1         DEMISE.

     (a) Subject to the terms and conditions of this Lease, Landlord leases to Tenant and Tenant hereby leases from Landlord, the Land, Improvements, FF&E and Operating Equipment.

     (b) It is the intent of Landlord and Tenant that Tenant have uninterrupted control in the operation of and business conducted at the Project so long as no Event of Default has occurred and is continuing. Without limiting any of Landlord's or Tenant's rights hereunder, Tenant shall have absolute discretion in the determination of room rates and rates and charges to guests of the Project for other motel related services available at the Project and in determination of the terms of guest admittance to the Project, use of rooms for commercial purposes, policies relating to entertainment, labor and food and beverage service and all phases of advertising, publicity and promotion and other matters incidental to the operation of Tenant's business at the Project.

     2.2 TERM. The term of this Lease shall be for the Lease Term, unless terminated sooner pursuant to any of the provisions hereof or extended as provided in Section 2.4 hereof. The Lease Term shall commence on the date of this Lease. Tenant's obligation to pay Rent shall commence on the Commencement Date.

     2.3 LEASE YEAR. The first Lease Year shall begin on the Commencement Date and shall end on December 31st of the calendar year following the calendar year in which the Commencement Date occurs. The second Lease Year shall begin on the next succeeding January 1st and each Lease Year thereafter during the Lease Term shall consist of a full calendar year, provided that if the Lease Term expires on a date other than December 31, the period of time from January 1 of that calendar year until such expiration date shall be construed as a Lease Year.

     2.4         RENEWAL OPTIONS.

     (a) Provided no Event of Default has occurred or is continuing, the Term of this Lease shall be automatically extended for an additional five (5) years to commence on the day next succeeding the Expiration Date (the "First Renewal Term") and to expire on the day (hereinafter referred to as the "Renewal Term Expiration Date") which shall be the fifth (5th) anniversary of the Expiration Date, unless Tenant delivers notice to Landlord on or before the day which is six (6) months prior to the Expiration Date of its election not to extend the Term of this Lease for the First Renewal Term. If this Lease shall be renewed for the First Renewal Term, it shall be upon all of the terms and conditions of this Lease.





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



     (b) Provided no Event of Default has occurred and is continuing, the Term of this Lease shall be automatically extended for an additional five (5) years to commence on the day next succeeding the Renewal Term Expiration Date (the "Second Renewal Term") and to expire on the day which shall be the fifth anniversary of the Renewal Term Expiration Date, unless Tenant delivers notice to Landlord on or before the day which is six (6) months prior to the Renewal Term Expiration Date of its election not to extend the Term of this Lease for the Second Renewal Term. If this Lease shall be renewed for the Second Renewal Term, it shall be upon all of the terms and conditions of this Lease except that Tenant shall not have any further right to renew the Term of this Lease.

                                  ARTICLE III

                             RENT AND OTHER CHARGES

     3.1 BASE RENT. Tenant shall pay Base Rent commencing on the Commencement Date. Base Rent shall be payable in advance in monthly installments as set forth on Schedule I on or before the first day of each
calendar month.   Base Rent for any period during the Lease Term which is less than one (1) month shall be a pro-rata portion of the applicable monthly installment. If the Base Rent is not paid within two (2) business days after written notice from Landlord, a late fee equal to two percent (2%) of one-twelfth (1/12) of the amount of the annual Base Rent shall also be due and payable.

     3.2 CONSUMER PRICE INDEX ADJUSTMENTS TO BASE RENT. Effective as of the first day of the first month of the fourth Lease Year and the first day of the first month of each Lease Year thereafter, there shall be made a cost of living adjustment of the annual Base Rent payable under Section 3.1 hereof.

     (a) Effective as of the first day of the first month of the fourth Lease Year and the first day of first month of each Lease Year thereafter, annual Base Rent as adjusted shall be increased by two percent (2%) and shall be payable monthly until such time as the actual change in the Consumer Price Index can be determined and calculated pursuant to Section 3.2(b) hereof. In the event that the change in the Consumer Price Index calculated pursuant to
Section 3.2(b) is less than two percent (2%), Landlord shall, within two (2) business days of such determination, refund the difference to Tenant.

     (b) For the Fourth (4th) Lease Year and each Lease Year thereafter, in the event the Consumer Price Index for the first month of the Fourth Lease Year and each Lease Year thereafter reflects an increase over the Consumer Price Index for the first month of the immediately prior Lease Year, then the Base Rent herein provided to be paid as of the first day of the first month of such Lease Year and each month thereafter shall be adjusted by multiplying the Base Rent, as previously adjusted for any Consumer Price Index increases,





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



by the lesser of (i) the percentage difference between the Consumer Price Index for the first month of the current Lease Year and the Consumer Price Index for the first month of the prior Lease Year, and (ii) two percent (2%), and the resulting amount shall be added to the Base Rent, which adjusted Base Rent shall be effective as of the first day of the first month of the current Lease Year. Said adjusted Base Rent shall thereafter be payable as set forth on
Schedule I until adjusted as of the first month of the next Lease Year.

     (c) If (i) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index, or (ii) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to
the new index in computing the adjusted Base Rent hereunder.   If for any
reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistics on the cost of living that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

     3.3         PAYMENT OF IMPOSITIONS.

     (a) Tenant shall pay and discharge when due all taxes of every kind and nature (including, without limitation, all real and personal property, franchise, withholding, sales, hotel occupancy, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any portion of the Project, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges, levies or taxes, whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed of or against Landlord with respect to the Project, Tenant or any portion of the Project or interest therein, together with any penalties or interest on any of the foregoing (all of the foregoing are hereinafter collectively referred to as the "Impositions"). It is expressly understood and agreed that the Lease is a triple net lease and all taxes expressly including, but not limited to, the Michigan Single Business Tax, but not including any fees required to be paid by Landlord in order for Landlord to maintain its organizational existence or qualification to do business in certain states as required, the net income and employee unemployment and withholding taxes of Landlord, shall be paid by Tenant. Tenant will provide Landlord with copies of all bills and other demands evidencing Impositions promptly following Tenant's receipt of the same and Tenant shall deliver to Landlord (i) copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge, and (ii) evidence acceptable to Landlord showing the payment of any other such Imposition.

     (b) Tenant shall have the right, at Tenant's sole cost and expense, to contest or object to an Imposition in good faith, but such right shall not be deemed or construed in any





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



way as relieving, modifying or extending Tenant's covenant to pay any such Imposition at the time and in the manner provided in this Section 3.3, unless
(i) Tenant has given prior written notice to Landlord of Tenant's intent so to contest or object to an Imposition, (ii) Tenant shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Project or any part thereof; (iii) Tenant shall have furnished to Landlord a cash deposit, or an indemnity bond satisfactory to Landlord with a surety satisfactory to Landlord, in the amount of the Imposition, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Project or any part thereof; (iv) Tenant shall promptly pay upon final determination thereof the amount of any such Imposition so determined, together with all costs, interests and penalties which may be payable in connection therewith; (v) notwithstanding the foregoing, Tenant shall immediately upon the request of Landlord pay (and if Tenant shall fail to do so, Landlord may, but shall not be required to, pay or cause to be discharged or bonded against) any such Imposition under protest notwithstanding such contest, if in the reasonable opinion of Landlord, the Project shall be in jeopardy or in danger of being forfeited or foreclosed; and
(vi) no Event of Default has occurred and is continuing. Landlord may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Landlord, the entitlement of such claimant is established after Landlord has first requested in writing that Tenant pay such amount and Tenant does not provide evidence of payment within five (5) business days thereafter. Tenant shall indemnify, defend and save Landlord harmless against any loss, cost, expense or damage arising from such contest and shall, if necessary to prevent a sale or other loss or damage to Landlord, pay such tax, assessment or charge under protest and take such other steps as may be necessary in Landlord's determination to prevent any sale or loss of the Project. Subject to the foregoing, and if Landlord shall so request, within twenty (20) days after the date when an Imposition is due and payable Tenant shall deliver to Landlord evidence acceptable to Landlord showing the payment of such Imposition.

     (c) Landlord shall have the right, on notice to or demand upon Tenant, to pay any Imposition not paid by Tenant after the date such Imposition shall have become due (subject to Tenant's right to contest such Imposition as provided in Section 3.3(b) hereof), and nothing herein contained shall affect such right and such remedy. Any sums paid by Landlord in discharge of any Impositions shall be treated as Additional Rent.

     (d) Upon the occurrence of an Event of Default under this Lease, Tenant, upon Landlord's request, shall deposit with Landlord monthly (as a deposit and not a payment) an amount equal to one-twelfth of the annual Impositions reasonably estimated by Landlord so that Landlord shall have sufficient funds to pay the Impositions on the first day of the month preceding the month in which they become due. In such event Tenant further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Landlord. Upon receipt of such bills, statements or other documents, and





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



provided Tenant has deposited sufficient funds pursuant to this Section 3.3(d), Landlord shall pay such amounts as may be due thereunder, in a manner so as to take advantage of the maximum discount available, out of the funds so deposited. If at any time and for any reason the funds deposited with Landlord are or will be insufficient to pay such amounts as may then or subsequently be due, Landlord shall notify Tenant and Tenant shall immediately deposit an amount equal to such deficiency with Landlord. Notwithstanding the foregoing, nothing contained herein shall cause Landlord to be obligated to pay any amounts in excess of the amount of funds deposited pursuant to this Section 3.3(d). Landlord shall keep such deposits in a segregated account and shall not commingle said funds with Landlord's own funds. In the event Landlord's Net Worth decreases below $90,000,000, then Tenant shall deposit such funds with a bank or financial institution or other escrow agent selected by Landlord and Tenant, with the consent of Landlord's lender, if such funds have not already been deposited by Landlord with a bank, financial institution or other escrow agent (the "Reserve Agent") to administer the deposit account in accordance with the terms of this Section 3.3(d). All such deposits shall be invested in Qualified Investments. Any earnings on deposits shall remain in the account. If amounts collected by Landlord under this Section 3.3(d) together with earnings thereon exceed amounts necessary in order to pay Impositions, the excess amounts shall be retained in the account and Tenant shall receive a credit for such excess amount toward the next payments due for such Impositions. Except as a result of their gross negligence or willful misconduct, neither Landlord nor any of its officers, directors, shareholders or employees shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith. Landlord may rely on all certificates, documents and other proofs delivered to it as to the facts therein disclosed and the statements therein made, with respect to such investments, and any such certificate, document or other proof shall be evidence of such facts to protect Landlord in any action that it may or may not take, or in respect of anything it may or may not do, by reason of the supposed existence of such fact. Should Tenant fail to deposit with Landlord sums sufficient to pay such Impositions in full at least thirty (30) days before delinquency thereof after notice from Landlord as hereinabove provided, such failure shall constitute an Event of Default hereunder and Landlord may, at Landlord's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be treated as Additional Rent. Upon expiration or any earlier termination of the Lease Term, and except in case of termination due to an Event of Default, the sums held by Landlord under this Section 3.3(d) shall be allocated between Landlord and Tenant as of such expiration or termination date based upon the periods with respect to which such sums are due and payable, and Landlord shall be entitled to retain such portion as represents amounts due and payable up to such termination or expiration date, and the balance shall be returned to Tenant.

      (e) In compliance with Landlord's Net Worth requirement, on the Commencement Date and within 120 days after the end of each fiscal year beginning with the fiscal year ending December 31, 1998, the Landlord shall deliver to the Tenant a copy of its annual audited financial statements which have been audited by a nationally





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



recognized firm of independent public accountants. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of stockholder's equity and statement of cash flows and shall be in comparative form.

     3.4 UTILITIES AND OPERATING EXPENSES. Tenant shall pay or cause to be paid when due, all charges, fees, assessments and related costs for public utility services (including, without limitation, gas, water, sewer, electricity, light, power, telephone, cable and other communication services and refuse and garbage collection) used, rendered or supplied in connection with the Project throughout the Lease Term. Tenant shall also pay or cause to be paid when due all other costs and expenses in connection with operating the Project in accordance with the terms and conditions hereof including, but not limited to, costs and expenses for personnel, Operating Supplies, Operating Equipment, insurance and compliance with Legal Requirements (subject to the provisions of Section 7.4 hereof).

     3.5 LOCATION OF PAYMENTS. Tenant shall for the entire Lease Term pay Rent to Landlord as herein provided at the address set forth in Section
15.8 hereof or at such place as Landlord may from time to time in writing designate.

     3.6 NO SETOFF. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and that Base Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, including any default by Landlord hereunder, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.
This is a net lease and Base Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise specifically set forth herein. This Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Lease Term (except as otherwise expressly provided herein). Tenant agrees that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under any mortgage, (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise, (iv) the taking of the Project or any portion thereof (except as specifically provided in this Lease below), (v) the prohibition or restriction of Tenant's use of the Project under any legal requirement or otherwise, (vi) the destruction of the Project or any portion thereof, (vii) the eviction of Tenant from possession of the Project, by paramount title or otherwise, or (viii) default by Landlord under any other agreement between Landlord and Tenant. Tenant waives all rights which are not expressly stated herein but which may now or hereafter otherwise be conferred by





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



law to quit, terminate or surrender this Lease or any of the Project; to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Base Rent, Additional Rent or any other sums payable under this Lease, and for any statutory lien or offset right against Landlord or its property, each except as otherwise expressly provided herein.

     Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

     3.7         CAPITAL EXPENDITURE RESERVE ACCOUNT AND FF&E RESERVE ACCOUNT

     (a) Landlord shall establish an account (the "Capital Expenditure Reserve Account") and all amounts deposited therein shall be held by Landlord in accordance with the terms and conditions of this Section 3.7. In the event Landlord's "Net Worth" decreases below $90,000,000, then Landlord and Tenant shall establish and maintain the Capital Expenditure Reserve Account with the Reserve Agent to administer the account in accordance with the terms of this
Section 3.7. Tenant shall have no right of withdrawal from the Capital Expenditure Reserve Account except pursuant to the provisions of this Section, and the Capital Expenditure Reserve Account shall be under the exclusive dominion and control of Landlord or its assigns as the case may be.

      (b) Not later than thirty (30) days prior to the commencement of each Lease Year, including the first Lease Year, Tenant shall submit for approval a proposed annual operating budget (the "Operating Budget") and a capital budget (the "Capital Budget") to Landlord. Landlord shall have twenty
(20) days from the date of receipt of the Capital Budget to review and make reasonable comment on the Capital Budget and Landlord and Tenant shall negotiate in good faith the terms of the Capital Budget. If Landlord fails to object or otherwise respond to the proposed Capital Budget within such 20-day period, Landlord shall be deemed to have accepted the Capital Budget as so proposed. The Operating Budget and Capital Budget shall contain the following as applicable:

                 (1) Tenant's reasonable estimate of Room Revenues and Sundry Revenues (including average room rates), operating expenses, and operating profits for the forthcoming Lease Year on a monthly basis, as same may be revised or updated from time to time by Tenant.

                 (2) An estimate of the amounts to be dedicated to the capitalizable repair, replacement or refurbishment of the Improvements from the Capital Expenditure Reserve Account.





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




                 (3) An estimate of the amount to be dedicated to the repair, replacement or refurbishment of FF&E from the FF&E Reserve Account.

                 (4)  A cash flow projection.

                 (5)  A marketing plan.

                 (6) Any amount required to be budgeted for matters required by the Franchise Agreement except where the Franchisor is a Related Party of Tenant.

     (c) Provided there is no existing Event of Default, Tenant is authorized to seek reimbursement from the Capital Expenditure Reserve Account for all items and matters contained in the Capital Budget with respect to capital expenditures for the Improvements submitted by Tenant and reasonably approved by Landlord pursuant to Section 3.7(b). In addition, Tenant is authorized to seek reimbursement from the Capital Expenditure Reserve Account in emergency situations at the Project when necessary, in the Tenant's opinion, to maintain the Project and to provide for its continued operation and for the safety and welfare of the Project guests. Tenant is further authorized to spend up to Five Thousand Dollars ($5,000.00) per year for replacement and improvements on a routine basis, without prior approval. In the event that Tenant desires to make expenditures not contained in the Capital Budget previously approved or such expenditures are above Tenant's authorized per year limit, Tenant shall provide an explanation of the circumstances and need for any requested non-budgeted expenditures from the Capital Expenditure Reserve Account and prior to purchasing must receive Landlord's consent for such expenditures. Nothing contained herein to the contrary shall obligate Landlord to spend or reimburse Tenant for any expenditures in excess of the amount in the Capital Expenditure Reserve Account. Tenant shall, except in emergency situations, obtain the approval of Landlord for all expenditures for the Improvements in any Lease Year which exceed the amount in the Capital Expenditure Reserve Account for that Lease Year. Any amount of the Capital Expenditure Reserve Account not actually expended in any Lease Year shall accumulate in the Capital Expenditure Reserve Account for use in succeeding Lease Years. Subject to Landlord's rights under Section 12.2(e), an amount equal to all cash, instruments, securities and funds, if any, remaining in the Capital Expenditure Reserve Account shall be paid or delivered to Tenant, on the expiration of the Lease Term, provided no Event of Default exists, by Landlord.

     (d) Tenant shall deposit monthly during the Lease Term (on or before the 15th day of the subsequent month) into the Capital Expenditure Reserve Account an amount which is equal to two percent (2%) of Room Revenues for the prior month. If the required monthly deposit into the Capital Expenditure Reserve Account is not paid within two (2) days after written notice from Landlord, a late fee equal to two percent (2%) of the amount of such deposit shall also be due and payable.





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




     (e) Funds in the Capital Expenditure Reserve Account held by Landlord shall be deposited in segregated accounts and may not be commingled with any other funds of Landlord. Cash on deposit in the Capital Expenditure Reserve Account shall be invested in Qualified Investments. All dividends, interest and other income earned from any such investment shall be added to and become a part of the Capital Expenditure Reserve Account, and any losses from such investment shall operate to reduce the Capital Expenditure Reserve Account by the amount of such loss. Except as a result of their gross negligence or willful misconduct, neither Landlord nor any of its officers, directors, shareholders or employees shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith. Landlord may rely on all certificates, documents and other proofs delivered to it as to the facts therein disclosed and the statements therein made, with respect to Qualified Investments, and any such certificate, document or other proof shall be evidence of such facts to protect Landlord in any action that it may or may not take, or in respect of anything it may or may not do, by reason of the supposed existence of such fact.

     (f) Tenant shall also deposit monthly into the FF&E Reserve Account an amount equal to two percent (2%) of the Room Revenues for the prior month which payment shall be due and payable on the same terms and conditions as set forth in Section 3.7(d) for payments into the Capital Expenditure Reserve Account. Tenant shall also provide Landlord written evidence of such payment and the receipt thereof by the depository of such account within ten
(10) days following each such payment. Tenant shall at all times be deemed to be the owner of the FF&E Reserve Account and, upon the expiration or earlier termination of this Lease, shall have the right to retain all amounts in the FF&E Reserve Account unless an Event of Default has occurred and Landlord is entitled to utilize such account pursuant to Section 12.2(e).

     (g) If at any time Tenant receives any proceeds from the sale or disposition of any FF&E, all such proceeds shall be deposited in the FF&E Reserve Account.

     (h) In the event any of the standards of Section 5.1 hereof have not been satisfied and Landlord determines that the FF&E requires repair, replacement or refurbishment, or capital expenditures or major repairs to the Improvements are required, Landlord agrees to make available to Tenant funds in the Capital Expenditure Reserve Account therefor, and, if Tenant shall fail to accomplish such repair, replacement or refurbishment of the FF&E or capital expenditures or major repairs to the Improvements, within thirty (30) days of Landlord's written notice to Tenant requiring the same (or within such longer period of time, as may be reasonable and reasonably necessary to accomplish such work where Tenant is diligently pursuing the work), Landlord shall draw funds from the Capital Expenditure Reserve Account only in the event there are no funds remaining in the FF&E Reserve Account as may be needed to make the required repair, replacement or refurbishment to the FF&E or capital expenditures or major repairs to the Improvements.

     3.8 SPECIFIED FF&E AND OPERATING EQUIPMENT. Notwithstanding any other provision in this Lease to the contrary, and without affecting any other provision of this Lease, Landlord and Tenant agree solely for purposes of this
Section 3.8, that FF&E and Operating Equipment consists of items with economic useful lives of substantially less than the length of the Lease Term and Tenant shall be replacing such items during the Lease Term. From and after the date of the Lease, Landlord shall have no obligation whatsoever to repair, replace, add to, renew or substitute for, any item constituting FF&E or Operating Equipment. All such repairs, replacements, additions, renewals and substitutions and the provision of FF&E or Operating Equipment that is either necessary or desirable in the operation of the Project shall be at the sole cost and expense of Tenant. Tenant at its sole cost and expense shall from time to time replace with other operational equipment or parts any of FF&E, Operating Equipment or the mechanical systems or other equipment included within the term "Improvements" as defined in this Lease which shall have become worn out, obsolete or unusable for the purpose for which it is intended, been taken by condemnation, or been lost, stolen, damaged or destroyed. Tenant shall be deemed to be the owner of all FF&E and Operating Equipment replaced by Tenant during the Lease Term (all such FF&E and Operating Equipment being referred to herein as the "Specified FF&E and Operating Equipment"). Landlord and Tenant further agree that during the Lease Term Tenant shall be deemed to be the owner of such Specified FF&E and Operating Equipment for all purposes of the Tax Code and that Tenant and not Landlord shall be entitled to depreciation or cost recovery deductions with respect thereto; provided, however, that upon the expiration of the Lease Term or earlier termination of this Lease in accordance with the provisions hereof, title to the FF&E and Operating Equipment automatically shall vest in Landlord. Notwithstanding such automatic vesting of title, Tenant agrees to execute and deliver such documents as Landlord may request in order to effectuate or memorialize such transfer. Landlord and Tenant agree to prepare their respective tax returns in a manner consistent with the provisions of this Section 3.8. Nothing in this Section 3.8 should increase the liability of Tenant or limit the rights of Landlord otherwise provided for in this Lease.

                                   ARTICLE IV

                           ALTERATIONS AND ADDITIONS

     4.1         ALTERATIONS.

     (a) Tenant will not make or allow to be made any alterations, additions or deletions in or to the Project which are not contained in the Capital Budget and approved by Landlord, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except as set forth in Sections 3.7(c), 4.1 (b) or 7.5 hereof, or except in the case where the failure to make such changes would enable the Franchisor to terminate the Franchise Agreement, except where the Franchisor is a Related Party of Tenant. Subject to the provisions of Section 3.8 hereof, such alterations, physical





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



additions, or improvements shall become part of the Project and the property of the Landlord.

     (b) Tenant may, at its sole cost and expense, make alterations or additions to the Improvements without Landlord's prior consent, provided (i) such alterations or additions do not affect the structural integrity of the Improvements or adversely affect any of the mechanical or electrical systems of the Improvements; (ii) such alterations or additions are performed by duly licensed and qualified contractors in accordance with all Legal Requirements and in a good and workmanlike manner; (iii) such alterations or additions are completed prior to the expiration of the Lease Term; (iv) such alterations or additions do not reduce the value of the Project; and (v) no Default or Event of Default has occurred and is continuing.

     4.2 CONSTRUCTION LIENS. Tenant shall pay when due, and indemnify, defend and hold Landlord harmless from, all claims for labor or materials furnished or alleged to have been furnished to Tenant for use in the Project, which claims are or may be secured by any lien against the Project or any interest therein in accordance with applicable law. Tenant shall not permit any liens to be filed against the Project or any interest therein and shall immediately obtain a release from any lien so filed or remove or discharge the same by bond in form and content reasonably satisfactory to Landlord. In the event that any lien does so attach, and is not released or bonded against as heretofore required, Landlord, in its sole discretion, may pay and discharge the same and relieve the Project therefrom after first requesting in writing Tenant to do so and Tenant does not provide evidence of payment within five (5) business days thereafter, and Tenant agrees to repay and reimburse Landlord upon demand for the amount so paid by Landlord together with interest at the Default Rate from the date such amount is paid until the date such amount is repaid. Nothing in the Lease shall be construed in any way as constituting the consent or request of Landlord to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Project, nor as giving Tenant any right, power or authority to contract for or permit the rendering of services or the furnishing of materials that would give rise to the filing of a lien against the Project.

     4.3 REMOVAL OF IMPROVEMENTS. All alterations, additions and other improvements by Tenant shall become the property of Landlord and shall not be removed from the Project, unless request is made by Landlord to Tenant to remove those alterations, additions and other improvements which were made without Landlord's approval where such approval was required under this Lease. All (i) moveable trade fixtures and signs installed in the Project by Tenant and paid for by Tenant, other than those items comprising FF&E or Operating Equipment which are replacements, substitutions or additions thereof or thereto made by Tenant and FF&E and Operating Equipment present in the Project as of the date hereof, and (ii) signs, logos and other property, including Operating Equipment and Supplies, bearing the logo of any Franchisor which is not continuing as the Franchisor





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



following the expiration of the Term of this Lease shall remain the property of Tenant or Franchisor, as the case may be, and may be removed upon the expiration of the Lease Term; provided that any of such items as are affixed to the Project and require severance may be removed only if Tenant repairs any damage caused by such removal and that Tenant shall have fully performed all of the terms, conditions and covenants to be performed by Tenant under this Lease. If Tenant fails to remove such items from the Project by the expiration of the Lease Term or earlier termination of this Lease, all such trade fixtures, furniture, furnishings and signs shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall, at its sole cost and expense, promptly remove the same and restore the Project to its condition on the date of this Lease. The covenants contained in this Section shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE V

                            REPAIRS AND MAINTENANCE

     5.1 TENANT'S OBLIGATIONS. Tenant is solely responsible for causing the Project to be kept in good condition and state of repair. Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Project in any way, and Tenant hereby expressly waives the right to make repairs at the expense of the Landlord, which right may otherwise be provided for in any law now or hereafter in effect. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for restoration pursuant to the terms of this Lease. Tenant shall, in all events, make all repairs promptly, and all repairs shall be in good, proper and workmanlike manner. In this regard and by way of example, Tenant shall keep the exterior of the Project and the foundations, roof, and structural portions of the walls and roofs of the Improvements in good condition and repair; Tenant shall also keep the Project and every part thereof and any fixtures, facilities or equipment contained therein (including FF&E and Operating Equipment), in good condition and repair, including, but not limited to, exterior doors, window frames and all portions of the facade area(s), columns, nonstructural walls and partitions, the heating, air-conditioning, ventilating, electrical, lighting, plumbing and sewer systems, and shall make all replacements thereof and of all broken and cracked glass which may become necessary during the Lease Term. Tenant shall provide for all scheduled servicing of the Project and maintain necessary maintenance contracts to assure proper maintenance of the Project. As used in this Section, the term "repairs" shall include replacements and other improvements as are necessary to maintain the Project in as good order and condition. If Landlord is required to make repairs by reason of Tenant's acts or omissions or those of Tenant's employees, agents, invitees, licensees or contractors, and provided that Landlord has first given Tenant thirty (30) days notice of the need for such repairs and Tenant has failed to commence such repairs within said thirty (30) days or has failed thereafter to diligently pursue such repairs and complete all work within a reasonable period of time but immediately upon notice in the event of an





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



emergency (that is, imminent danger of injury to persons or property), Landlord shall have the right, but shall not be obligated, after prior written notice to Tenant to make such repairs or replacements on behalf of and for the account of Tenant and Tenant does not make such repairs or replacements within five (5) business days thereafter. In such event, such work shall be paid for in full by Tenant as Additional Rent.

     5.2 TERMINATION FOR DECLINE IN QUALITY. In the event the Landlord determines in the exercise of its reasonable business judgment that there has occurred a material deterioration of the physical condition of a Project, the Landlord shall have the right to obtain an independent quality assessment (the "Quality Assessment") of such Project, conducted by a third party of national reputation in the hotel/motel industry, funded from the Capital Expenditure Reserve Account. The Landlord shall promptly provide to the Tenant a complete copy of the Quality Assessment upon receipt by the Landlord. In the event the rating for the Project from such Quality Assessment is less than a "B" level as compared to a nationally recognized franchise of the same class of motel as the subject Project, the Tenant shall have the right to remedy the reported defects within ninety (90) days of its receipt of the Quality Assessment, provided that in the event such remedy is not susceptible of cure within such 90 day period, the Tenant shall be permitted such time as shall be needed to remedy the defect, with the further provision that the Tenant shall timely commence to cure and shall prosecute such cure to completion. If required by the Landlord, a re-inspection of the subject Project thereafter shall be promptly conducted by the same or comparable inspector. If the initial defective rating of less than "B" is sustained by the re-inspection, the Landlord shall have the right to terminate the Lease upon thirty (30) days' written notice to Tenant, pursuant to and in accordance with Section 12.2 hereof.

     5.3 SURRENDER. On the last day of the Lease Term, or on any sooner termination of this Lease, Tenant shall surrender the Project in the same condition as the Project existed on the Commencement Date, ordinary wear and tear and damage by casualty or the elements excepted, with such additions, replacements, betterments, alterations and improvements thereto as permitted hereunder, broom clean, and shall surrender all keys to Landlord.

     5.4 RIGHT OF ENTRY. Landlord and its authorized representatives shall have the right to enter the Project (a) upon prior notice to Tenant at all reasonable times to inspect the Land, Improvements, FF&E, Operating Equipment and Operating Supplies or to show the Project to prospective purchasers or tenants, provided any such entry is done in a manner such as to avoid interference with the operation of the Project and, (b) in the event of the existence of an Event of Default hereunder, to make repairs, alterations, improvements or additions as Landlord may reasonably deem necessary, including those to be performed by Tenant, without the same constituting an eviction of Tenant in whole or in part, and Rent shall not abate as a result of such entry. Nothing herein shall imply any duty upon the part of Landlord to do any work which the Tenant may be required to perform under





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



this Lease, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. If Tenant is not present to permit entry into the Project, Landlord may, in case of emergency, enter by master key, or may forcibly enter, without rendering Landlord liable therefor, except to the extent of Landlord's gross negligence or willful misconduct.

                                   ARTICLE VI

                              HAZARDOUS SUBSTANCES

     6.1 NO HAZARDOUS SUBSTANCES. Tenant shall not bring into or permit the existence of any Hazardous Substance on the Project. If Tenant discovers the presence of any Hazardous Substance on or in the Project which is in violation of any Environmental Regulation, Tenant shall promptly give Landlord notice thereof. If during Tenant's occupancy or at any time throughout the Lease Term the existence of a Hazardous Substance is caused or permitted to occur by Tenant or any of Tenant's agents, employees, contractors or invitees, (a) Tenant shall remove such Hazardous Substance and dispose of it as required by any and all applicable Environmental Regulations, or (b) Landlord, if it is advised to remove such Hazardous Substance itself to protect or minimize against any liability to Landlord as a result of the presence of any Hazardous Substance by no less than ten (10) days' notice to Tenant, may elect to remove any Hazardous Substance and dispose of it as required by any Environmental Regulation, in which case Tenant shall pay the entire cost of such disposal within ten (10) days after receipt of a statement for such cost by Landlord, such amount to be treated as Additional Rent. If any Governmental Authority shall require any remedial action or other response with respect to the Project as the result of any Hazardous Substance brought into or permitted by Tenant on or in the Project during the Lease Term, Tenant shall notify Landlord of such action or response and shall Tenant shall be responsible for satisfying the requirements of the applicable Governmental Authority.

     6.2 INDEMNITY. Tenant agrees to indemnify, defend, protect and hold Landlord harmless from any and all claims, causes of action, damages, penalties, costs and expenses (including reasonable attorneys' fees, consultant fees and related expenses) which may be asserted against or incurred by Landlord resulting from the presence, release or threatened release of any Hazardous Substance on, in or from the Project during the Lease Term and not caused by Landlord or resulting from or due to any violation or alleged violation during the Lease Term of any Environmental Regulation by Tenant or any of Tenant's agents, employees, contractors or invitees. Tenant's duty to indemnify and hold harmless includes, but is not limited to, proceedings or actions commenced by any Governmental Authority.

     6.3 SURVIVAL. The foregoing covenants and indemnifications shall be deemed continuing covenants and indemnifications for the benefit of Landlord and its successors and assigns and shall survive the expiration of the Lease Term or earlier termination of this





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
Lease and shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise.

                                   ARTICLE VII

                               COVENANTS OF TENANT

              7.1 USE OF PROJECT. Tenant covenants and agrees that from and after the Commencement Date, and except for reasonable periods of time caused by unforeseeable events beyond Tenant's control or required for remodeling or restoration otherwise permitted hereunder, it shall continuously and without interruption use and occupy the entire Project (and not less than one hundred percent (100%) of the Project except for subleases, licenses and concessions in the ordinary course of business which are permitted and meet the requirements hereunder) solely for the purpose of the Permitted Use and for no other purpose. Tenant will not use or permit the use of the Project in any manner which would result or would with the passage of time result in the creation of any easement or prescriptive right. Tenant shall not use or occupy the Project, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement, regulation or certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder at Tenant's expense, or which would cause structural injury to the Improvements or cause the value of usefulness of the Project, or any portion thereof, to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

              7.2 CONTINUING COVENANTS. Tenant covenants and agrees with Landlord to:

                  1.       not abandon the Project;

                  2. maintain the Project and the abutting grounds, sidewalks, roads, parking and landscaped areas in good condition and state of repair;

                  3. promptly make all necessary repairs, renewals, replacements and additions, to the Project;

                  4. not commit or suffer waste with respect to the Project;

                  5. not remove, demolish or in any material respect alter any of the Improvements, FF&E or Operating Equipment, provided that Tenant may (i) remove any FF&E and Operating

                           Equipment in accordance with the provisions of
                           Section 7.5 hereof and (ii) make alterations in accordance with Section 4.1 hereof;

                  6. subject to any Legal Requirement, not make, install or permit to be made or installed, any alterations or additions to the Project if doing so will violate the terms and conditions of this Lease unless approved in advance by Landlord in writing;

                  7. not make, suffer or permit any nuisance to exist on the Project;

                  8. conduct its business in a manner consistent with the purpose and character of the Project and in accordance with the standards for operating the type of business currently operated in the Project;

                  9. keep the Land and Improvements clean and attractive in appearance;

              7.3 OPERATING SUPPLIES. On the Commencement Date and thereafter during the Lease Term, Tenant, at its sole cost and expense, shall furnish and maintain at the Project all Operating Supplies necessary or desirable for the operation of the Project in accordance with the provisions of this Lease. Tenant, at its sole cost and expense, shall maintain and replace the Operating Supplies so that the same quantities of such items that existed on the Commencement Date shall be left for the use of Landlord on the date of the expiration of the Lease Term.

              7.4 LEGAL REQUIREMENTS. Subject to the provisions of Section 7.9 hereof, Tenant shall comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements pertaining to the Project including any applicable insurance, environmental, zoning or building, use and land use laws, ordinances, rules or regulations and all covenants, restrictions and conditions now or hereafter of record which may be applicable to it or to any of the Project, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, construction, repair or reconstruction of any of the Project (collectively, the "Legal Requirements").

              7.5 FF&E AND OPERATING EQUIPMENT. Any additions to furniture, fixtures and equipment located at the Project shall become part of the FF&E and Operating Equipment. Upon the termination of this Lease, by expiration of the Lease Term or otherwise, Tenant shall, at its sole cost and expense, cause all of the items of FF&E and Operating Equipment




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

to be in proper working order and in good condition (ordinary wear and tear and damage by casualty and the elements excepted). Any such item which requires replacement prior to termination of this Lease shall be replaced with an item of the same utility and quality by Tenant, at its sole cost and expense, and Tenant shall notify Landlord in writing of such replacement promptly upon the occurrence of the same.

              7.6 PERMITS AND LICENSES. From and after the Commencement Date, Tenant, at its sole cost and expense and in its name, shall obtain and maintain all licenses and permits necessary or desirable for the operation of the Project in accordance with the provisions of this Lease required by any Governmental Authority (collectively, the "Permits"). If Tenant, for any reason whatsoever, is denied any necessary Permit or if any necessary Permit shall, at any time be revoked as a result of the acts or inaction of Tenant and is not reinstated within a reasonable period of time, the same shall constitute an Event of Default.

              7.7 TENANT'S OBLIGATION TO MANAGE. At all times during the term hereof, Tenant or a Related Party or a manager reasonably acceptable to Landlord shall manage and operate the Project.

              7.8 PERMITTED CONTESTS. Tenant shall have the right to contest the amount or validity of any Legal Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Tenant's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Section provided), on condition, however, that such legal proceedings shall not operate to relieve Tenant from its obligations hereunder and shall not cause the sale or risk the loss of any portion of the Project, or cause Landlord or Tenant to be in default under any mortgage, deed of trust, security deed or other agreement encumbering the Project or any interest therein. Upon the request of Landlord, Tenant shall either (a) provide a bond or other monetary assurance reasonably satisfactory to Landlord that all Claims which may be assessed against the Project together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Landlord, as security for the payment of such claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Project or any part thereof, in said legal proceedings. Tenant shall furnish Landlord and any lender of Landlord with reasonable evidence of such deposit within five (5) days of the same. Landlord agrees to join in any such proceedings if the same be required legally to prosecute such contest of the validity of such Claims; provided, however, that Landlord shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Tenant; and Tenant covenants to indemnify, defend and save harmless Landlord from any such costs or expenses. Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord and for which Landlord has been fully reimbursed. In the event that Tenant fails to pay any Claims when due or to provide the security therefor as provided in this Section and diligently to prosecute any contest of the same, Landlord may, upon ten days advance notice to Tenant, pay such charges together with any interest and penalties and the same shall be repayable by Tenant as Additional Rent provided, however, that should Landlord reasonably determine that the giving of such notice would risk loss to the Project then Landlord shall give such notice as is practical under the circumstances. Landlord reserves the right to contest any of the Claims at its expense not pursued by Tenant. Landlord and Tenant agree to cooperate in coordinating the contest of any Claims.

                                  ARTICLE VIII

                                    RESERVED


                                   ARTICLE IX

                            INSURANCE AND INDEMNITIES

              9.1 INSURANCE COVERAGES. Tenant shall obtain, at its sole cost and expense, beginning on the Commencement Date and shall maintain through the Lease Term, the following insurance coverages:

              (a) A policy of commercial general liability insurance (including Insurance Service Office (ISO) forms and endorsements or their equivalent) naming Landlord, Tenant and any other party designated by Landlord as an additional insured, to insure against injury to property, person or loss of life arising out of the ownership, use, occupancy or maintenance of the Project with limits of general liability not less than $10,000,000 for death and/or bodily injury, personal injury, advertising injury and property damage. The policy shall contain supplemental endorsements covering contractual liability as provided in an ISO liability policy under the definition of insured contract.

              (b) A policy providing commercial property insurance containing the insuring agreement "Cause of Loss-Special Form" or its equivalent, together with such endorsements as may be deemed advisable by Landlord to insure the Improvements, Tenant's leasehold improvements, merchandise, trade fixtures, furnishings, equipment and personal property, and naming Landlord and any other party designated by Landlord in connection with a securitization or financing of the Project as an additional insured. Such




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

policy shall provide coverage in an amount not less than the full replacement cost of the Project. An "Agreed Amount Clause" waiving the coinsurance clause must be included, as well as, if commercially reasonable and obtainable, flood and earthquake coverage at limits equal to the maximum foreseeable loss at the location of the Project. Such coverage must include the expense of tearing down any Improvements, including the cost of removing its debris and increased cost of construction coverage.

              (c) A policy of workers' compensation insurance must be provided that insures the benefits required by the State law and includes coverage B Employer's Liability. The Employer's liability limits must be at least:


              Bodily Injury By Accident            $1,000,000 Each Accident
              Bodily Injury By Disease             $1,000,000 Policy Limit
              Bodily Injury By Disease             $1,000,000 Each Employee

                  Landlord does not, by requiring such insurance or by any other act or event, assume or undertake liability for any work-related injuries or death to Tenant or Tenant's employees.

              (d) If Tenant commits or permits any activity or the placing or operation of any equipment on or about the Project creating unusual hazards, Tenant shall promptly upon notice or demand from Landlord, procure and maintain in force, during such activity or operation, insurance sufficient to cover the risks created thereby. Landlord's demand for unusual hazard insurance shall not constitute a waiver of any right Landlord may have to demand the removal or cessation of such activity or operation.

              (e) In the event Tenant is in the business of manufacturing, distributing, selling, servicing or furnishing alcoholic beverages, a policy of alcoholic beverage and liquor liability insurance naming Landlord and any other party designated by Landlord in connection with the securitization or financing of the Project as an additional insured with limits of not less than $10,000,000 per occurrence. The limits may be obtained through a primary and an excess policy.

              (f) A policy of business interruption insurance with an "Extra Expense" insuring agreement naming Landlord and any other party designated by Landlord as an additional insured providing coverage of not less than twelve
(12) months of Rent and other business income.

              (g) All other insurance, if any, customarily maintained by businesses of like type, or required by any Legal Requirement to be carried or maintained by Tenant, or as otherwise may be reasonably required by Landlord, including but not limited to, boiler and




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

machinery coverage, innkeepers liability coverage, automobile and garagekeepers liability coverage, service interruption coverage, food spoilage coverage and coverage for employee dishonesty and loss of money and securities.

              Tenant may comply with the provisions of this Article by providing the foregoing insurance coverage under a blanket policy covering other Projects and properties of Tenant as well as the Project, provided that the amount of insurance thereunder allocated to the Project is not less than that required herein, and the blanket policy otherwise complies as to endorsements and coverage with the provisions of this Article. Evidence of insurance in compliance with this Section 9.1 shall be provided to Landlord fifteen (15) days prior to the Commencement Date and, with respect to any renewal policy, thirty
(30) days prior to the expiration of the existing policy. A copy of such insurance policies will be provided by Tenant to Landlord upon Tenant's receipt from its insurance company.

              9.2 INSURANCE POLICIES. Insurance required under Section 9.1 shall be written by companies duly qualified to do business in the state where the Project is located and shall be reasonably satisfactory in all respects to Landlord, and, if required, the holder of any mortgage or deed of trust against the Project. The companies providing such insurance shall deliver to Tenant and Landlord copies of such policies or certificates evidencing the existence and amount of such insurance. No such policy shall be cancelable or subject to reduction of coverage or modification except after twenty (20) days prior written notice to Landlord and such other persons designated by Landlord. At least ten (10) days prior to the expiration of such policies, Landlord may on notice to Tenant order such insurance and charge the cost to Tenant as Additional Rent. Tenant shall not do, or permit anything to be done which will invalidate the insurance policies furnished pursuant to Section 9.1 or by Landlord and shall comply with all requirements imposed by Landlord's insurers, unless such compliance is expressly waived in writing by Landlord. Landlord may from time to time require that the policy limits of any or all such insurance be increased to reflect the effects of inflation and changes in normal commercial insurance practices. Each insurance policy referred to above shall, to the extent applicable, contain standard non-contributory mortgagee clauses in favor of any mortgagee of Landlord. Each policy required to be carried by Tenant shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Project for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any mortgagee of Landlord pursuant to any provision of the mortgage held by such mortgagee upon the happening of an event of default therein, or (iv) any change in title or ownership of any of the Project.

         Tenant shall pay as they become due all premiums for the insurance required by this Lease and shall renew or replace each policy. In the event of Tenant's failure to comply with any of the foregoing requirements of this
Section 9.2 within the earlier of five (5) days



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

after receipt of notice of impending cancellation or five (5) days of written notice from Landlord, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

              9.3 EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable and Tenant hereby waives all claims against Landlord for injury to Tenant's business or any loss of income or other consequential damages or for damage to the inventory, fixtures, furnishings, improvements or other property of Tenant, Tenant's employees, invitees, customers, sublessees, agents, occupants, contractors, or injury to the person of Tenant, Tenant's employees, agents, contractors, occupants, invitees, customers, sublessees, or any other person in or about the Project, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or from any other cause whatsoever, whether said damage or injury results from conditions arising upon the Project, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Project.

              9.4 INDEMNIFICATION. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Project, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Project or elsewhere, except to the extent such claim arises in whole or in part out of any gross negligence or intentional misconduct of Landlord (and then only to the extent such claim is attributable to the gross negligence or intentional misconduct of Landlord), and shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant's sublessees, agents, customers, invitees, contractors, occupants, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord (but such approval shall not constitute a waiver of Landlord's right to object to any dual or conflicting representation by such counsel that is otherwise objectionable under any applicable code of professional conduct or ethics). Landlord hereby approves of any counsel engaged by Tenant's insurance carrier. The provisions of this Section shall survive expiration of the Lease Term or the earlier termination thereof.

              9.5 MUTUAL WAIVER OF SUBROGATION. Nothing in this Lease shall be construed so as to authorize or permit any insurer of Landlord or Tenant to be subrogated to any right of Landlord or Tenant against the other party arising under this Lease. Landlord and Tenant each hereby release the other to the extent of any loss required to be insured against by either of the parties under the terms of this Lease, whether or not such insurance has actually been secured, and to the extent of their respective insurance coverage actually received for any loss or damage caused by any such casualty, even if such incidents shall be brought about by the fault or negligence of either party or persons for whose acts or negligence the other party is responsible. Landlord and Tenant shall, to the extent permitted by their respective insurers, each obtain appropriate waivers of subrogation from their respective insurance carriers giving effect to this Section.

              9.6 INSURANCE PREMIUM ESCROW. In the case of a Default or an Event of Default hereunder, Tenant, upon Landlord's request, shall deposit with Landlord, as a deposit and not a payment, an amount equal to one-twelfth of the estimated aggregate annual insurance premiums on all policies of insurance required by this Lease on the first day of each month. Upon Landlord's request, Tenant shall cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Landlord. Upon receipt of such bills, statements or other documents, and providing Tenant has deposited sufficient funds pursuant to this Section, Landlord shall pay such amounts as may be due thereunder out of the funds so deposited. If at any time and for any reason the funds deposited with Landlord are or will be insufficient to pay such amounts as may then or subsequently be due, Landlord shall notify Tenant and Tenant shall immediately deposit an amount equal to such deficiency with Landlord. Notwithstanding the foregoing, nothing contained herein shall cause Landlord to be obligated to pay any amounts in excess of the amount of funds deposited with Landlord pursuant to this Section. Landlord shall maintain all deposits in a segregated account and shall not commingle said funds with its own funds. All deposits shall be invested in Qualified Investments. In the event Landlord's Net Worth decreases below $90,000,000 then Tenant shall deposit funds with the Reserve Agent to administer the deposit account in accordance with the terms of this Section 9.6. Any earnings on deposits shall remain in the account to be applied against future premiums. Landlord may impound or reserve for future payment of insurance premiums such portion of such payments or earnings thereon as Landlord in its reasonable discretion may deem proper. Should Tenant fail to deposit sums sufficient to pay in full such insurance premiums at least thirty (30) days before delinquency thereof, Landlord may, at Landlord's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be treated as Additional Rent. Subject to Section 12.2(e), upon expiration of the Lease Term and payment of all sums due Landlord under this Lease, all remaining sums held under this
Section 9.6 if any, shall be remitted to Tenant.





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

                                    ARTICLE X

                              DAMAGE OR DESTRUCTION

              10.1 REPORTS ON INSURANCE CLAIMS. Tenant shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, claims for damage relating to the ownership, operation and maintenance of the Project, any damage or destruction to the Project and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. Tenant shall provide Landlord notice of any such accident, claim, damage, or destruction promptly after the occurrence thereof and at least on a quarterly basis. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a final copy of such report shall be furnished to Landlord. If no Event of Default has occurred and is continuing, Tenant shall be authorized to adjust, settle or compromise any insurance loss, or to execute proofs of such loss, in the aggregate amount of $25,000 or less, with respect to any single casualty or other event, however, any single casualty loss or other event over $25,000 shall require Landlord's consent and approval.

              10.2 INSURANCE PROCEEDS. All insurance proceeds payable by reason of any loss or damage to the Project, or any portion thereof, and insured under any policy of insurance required by Article 9 of this Lease shall be paid to Landlord and held in trust by Landlord in an interest-bearing account, shall be made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Project, or any portion thereof, and, if applicable, shall be paid out by Landlord from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Landlord or its construction consultants. If neither Landlord nor Tenant is required or elects to repair and restore, and the Lease is terminated as described in Section 10.3, all such insurance proceeds shall be retained by Landlord and salvage resulting from any risk covered by insurance shall belong to Landlord.

              10.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION.

                  (a) If during the Term the Project is totally or partially destroyed by a risk covered by the insurance described in Article IX and the Project thereby is rendered unsuitable for its primary intended use as a motel facility and no Event of Default has occurred and is continuing Tenant, at its sole option shall either (i) restore the Project to its original specifications utilizing materials of similar or superior quality so that it is no longer unsuitable for its primary intended use as a motel facility and all obligations of Tenant hereunder shall remain unabated during such restorations or (ii) terminate this Lease as of the date of the casualty and neither Landlord or Tenant shall have any further liability hereunder, except for any liabilities which have arisen prior to or which survive such







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

termination, and Landlord shall be entitled to retain all insurance proceeds. Notwithstanding the above, if the ratio of the average Net Operating Income to Base Rent for the Project for the prior three (3) years of this Lease does not equal or exceed 1.1 to 1.0, then Tenant must obtain Landlord's consent to Tenant's election to either restore the Project or terminate the Lease.

                  (b) If during the Term the Project is partially destroyed by a risk covered by the insurance described in Article IX, but the motel is not thereby rendered unsuitable for its primary intended use as a motel facility Tenant shall restore the Project to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with this terms of the Lease. Such damage or destruction shall not terminate this Lease; provided, however, that if Tenant cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses and conditional use permits, after diligent efforts to do so, to perform all required repair and restoration work and to operate the Project for its primary intended use as a motel facility in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of the Lease either Landlord or Tenant may terminate this Lease upon notice to the other.

                  (c) Upon Landlord's final approval of the reconstruction or repair of the Project, any excess proceeds of insurance and salvage value resulting from any risk covered by insurance remaining after the completion of the restoration or reconstruction of the Project, as hereinafter set forth, shall be paid to Tenant.

                  (d) In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with this Lease, Tenant shall pay to the Landlord the amount of the proceeds that would have been payable had such insurance program been in effect.

              10.4 ABATEMENT OF RENT. Any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect and Tenant's obligation to pay Rent required by this Lease shall remain unabated by any damage or destruction.

                                   ARTICLE XI

                                  CONDEMNATION

              11.1 TAKING OF WHOLE. In the event (a) the whole of the Project shall be taken or condemned for a public or quasi-public use or purpose by a competent authority or sold by Landlord in lieu thereof, (b) such a portion of the Project or access thereto shall be taken, condemned or sold in lieu thereof so that the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, or (c) the Project or any portion thereof or access thereto shall be taken or condemned for a public or quasi-public use or purpose by a competent authority or sold by Landlord in lieu thereof and Tenant is unable to repair, rebuild or restore the balance of the Project under the terms of any agreement to which it is a party, or under any Legal Requirement or other governmental order to which Landlord or the Project is subject or to such condition that the Project can be operated for the same purpose and substantially the same utility to Tenant as immediately prior to such taking (a "Prohibited Taking"), this Lease shall terminate upon notice from Landlord on Tenant, effective upon delivery of possession to the condemning authority or its assignee. The award, compensation or damage (the "Award") for the value of the fee interest in the Landlord in the Improvements shall be paid to and be the sole property of Landlord. The Award as compensation for diminution of the value of the leasehold estate shall be paid to and be the sole property of Tenant. Tenant shall have no claim against Landlord by reason of such taking or termination. Tenant shall continue to pay Rent and other charges hereunder until the Lease is terminated.

              11.2 PARTIAL TAKING. In the event (a) only a part of the Project is taken or condemned but the Project or the part remaining can still be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, or (b) a Prohibited Taking has not occurred, this Lease shall not terminate and Tenant shall repair and restore the remaining Improvements provided the cost and expense of such repair and restoration does not exceed the amount of the Award made available to Tenant and Base Rent shall be adjusted in proportion to the lost value of the Project to Tenant for Tenant's purposes. If the cost of such repair or restoration exceeds the amount of the Award made available, Tenant may terminate this Lease by giving Landlord written notice of termination.

              11.3 TENANT'S AWARD. Tenant may claim and seek to recover from the condemning authority such compensation as may otherwise be separately awarded to Tenant for any damage to Tenant's business by reason of such condemnation and for any cost or loss incurred by Tenant in removing or relocating Tenant's fixtures, furnishings, Operating Equipment and Operating Supplies. Except with respect to an award or payment to which Tenant is entitled pursuant to the foregoing provisions of this Section, no agreement with any condemnor in settlement of or under threat of any condemnation shall be made by either Landlord or Tenant without the written consent of the other, and of Landlord's mortgagee, if the Project is then subject to a mortgage, which consent shall not be unreasonably withheld or delayed provided such award or payment is applied in accordance with this Lease. No award made to Tenant may have the effect of diminishing any award otherwise available to Landlord.

                                   ARTICLE XII

                               DEFAULTS; REMEDIES

              12.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant and each such event shall be referred to herein as an "Event of Default":

              (a) The vacation or abandonment of the Project (not operating for business in the Project for fourteen (14) consecutive days), except to the extent caused by casualty or condemnation or during a renovation or acts of God or third parties not reasonably foreseeable and not within the control of Tenant.

              (b) The failure of Tenant to make any payment of Rent or any other payment required to be made by Tenant under this Lease, within ten (10) days after written notice from Landlord.

              (c) The failure by Tenant to observe or perform any of the terms, covenants or conditions of this Lease to be observed or performed by Tenant (other than those described in Sections 12.1(a), (b), (d), (e) or (f) hereof) where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant (or without notice in case of emergency or a hazardous condition or in case any fine, penalty, interest or cost may otherwise be imposed or incurred). Notwithstanding the foregoing, Tenant shall have such longer period of time in excess of thirty (30) days after written notice as may be reasonably necessary, in which to cure such failure in the event such failure is reasonably susceptible to cure, Tenant commences such cure within thirty (30) days of said notice and at all times diligently pursues such cure.

              (d) (i) The making by Tenant or any entity holding a controlling interest in Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant or any entity holding a controlling interest in Tenant of a petition to have Tenant or such controlling entity adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such controlling entity, the same is dismissed within one-hundred and twenty (120) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Project or of Tenant's interest in this Lease, where possession is not restored to Tenant within one-hundred and twenty (120) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Project or of Tenant's interest in this Lease or in the Project, where such seizure is not discharged within one-hundred and twenty
(120) days.




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

              (e) The existence of any default (a "Franchise Default") by Tenant under the Franchise Agreement, provided, however, such Franchise Default shall not constitute an Event of Default under this Lease if (i) the Franchisor has not elected to exercise any remedy under the Franchise Agreement unless the Franchisor is a Related Party of Tenant, (ii) the Franchise Default is reasonably susceptible to cure, (iii) Tenant commences such cure within thirty
(30) days, (iv) Tenant diligently pursues such cure and (v) the Franchise Default is cured within a reasonable time and (vi) the Tenant enters into a new Franchise Agreement with a Franchisor.

              (f) The Franchise Agreement shall be materially amended or cease to be in full force and effect for any reason, except by reason of the expiration of the term thereof, without Landlord's prior written approval.

              (g) An assignment shall occur in violation of Article 13 hereof.

              (h) The occurrence of an Event of Default by Tenant under the Master Agreement.

              12.2 LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or equity, or elsewhere in this Lease, to which Landlord may resort cumulatively or in the alternative:

              (a) Landlord may, at Landlord's election, terminate this Lease upon the delivery of written notice of such termination to Tenant. On the delivery of such notice, all Tenant's rights in the Project, in all improvements located at the Project, to revenues thereafter arising from the Project, and to amounts which may otherwise be due from Landlord to Tenant under this Lease, shall terminate. Promptly after notice of termination, Tenant shall surrender and vacate the Project in a broom clean condition, and Landlord may reenter and take possession of the Land, Improvements, FF&E, Operating Equipment and Operating Supplies and eject all parties in possession or eject some and not others or eject none. Termination under this Subsection shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for damages previously accrued or then accruing against Tenant. Upon such termination Landlord shall also be entitled to recover from Tenant unpaid Rent and such other amounts which have been earned or are payable at the time of termination.

              (b) Landlord may, at Landlord's election, terminate Tenant's right to possession only, without terminating the Lease. Upon termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Project immediately and deliver possession of the Land, Improvements, FF&E, Operating Equipment and Operating Supplies to Landlord, and Tenant hereby grants to Landlord the immediate right to enter into the Project, remove Tenant's signs and other evidences of tenancy, and take and hold possession of the Land, Improvements, FF&E, Operating Equipment and Operating Supplies with or without process of law, and to dispossess the others who may be occupying or within the Project, without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom, without such entry and possession terminating the Lease or releasing Tenant from Tenant's obligation to pay Rent and to fulfill all other of Tenant's obligations under this Lease for the full Lease Term. Landlord shall be entitled to recover from Tenant (i) unpaid Rent or such other amounts which have been earned or are payable at the time of termination, and (ii) such amounts as are payable pursuant to the last sentence of Section 12.2(d) below. Notwithstanding any remedial action taken hereunder by Landlord short of termination, including reletting the Project to a substitute tenant, Landlord may at any time thereafter elect to terminate this Lease for any previous Event of Default.

              (c) Landlord may, at Landlord's election, store Tenant's personal property, if any, for the account and at the cost of Tenant.

              (d) Whether or not Landlord elects to terminate the Lease, Landlord may, but shall be under no obligation to, relet all or any part of the Project for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Project as a part of a larger area, the right to change the character or use of the Project and the right to restrict prospective tenants to those whose merchandise and business is compatible with the nature and character of the Project or such larger area, if any). For the purpose of such reletting, Landlord may decorate or may make any repairs, changes, alterations or additions in or to the Project that may be necessary or convenient. If the Lease is not terminated and if the Project is not relet, or if it is relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of any such decorations, repairs, changes, alterations and additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not limited to, reasonable attorneys' fees and brokers' commissions), to satisfy the Rent and other charges herein provided to be paid for remainder of the term of this Lease, Tenant shall pay to Landlord promptly any deficiency, and Tenant agrees that Landlord may file suit to recover and recover any sum falling due under the terms of this Subsection from time to time.

              (e) Landlord may, at Landlord's election, withdraw any or all amounts on deposit pursuant to Sections 3.3(d), 3.7 and 9.6 hereof and apply such amounts to Tenant's obligations hereunder.

              (f) The term "Rent" as used in this Section 12.2 shall be deemed to be and to mean Base Rent, Additional Rent and such other sums, if any, required to be paid by Tenant pursuant to the terms of this Lease.

              (g) Notwithstanding anything in this Article XII to the contrary, Tenant shall not be liable to Landlord for consequential, punitive or exemplary damages

              12.3 LANDLORD MAY PERFORM. Landlord shall have the right at any time, after ten (10) days notice to Tenant (or without notice with respect to matters described in Article 9, and in case of emergency or a hazardous condition or in case any fine, penalty, interest or cost may otherwise be imposed or incurred), to make any payment or perform any act required of Tenant under any provision in this Lease which Tenant has failed to make or to perform beyond the expiration of any notice or cure period, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorneys' fees. Nothing herein shall obligate Landlord to make any payment or perform any act required of Tenant, and this exercise of the right to so do shall not constitute a release of any obligation or a waiver of any Default. All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed to Landlord by Tenant as Additional Rent.

                                  ARTICLE XIII

                            ASSIGNMENT AND SUBLETTING

              13.1 ASSIGNMENT BY TENANT AND SUBLEASES.

                  (a) Provided that Tenant shall remain liable under all of the terms and conditions of this Lease for the full remainder of the Lease Term, and provided further that any sublessee shall consent to use the Project for Permitted Uses only and said sublessee's use does not increase the risk of Hazardous Substances being used, generated, manufactured, stored, treated, released or disposed of on, under or about the Project or transported to or from the Project, Tenant shall have the absolute right to sublet the Project, in whole or in part, without the consent of Landlord. Except as expressly permitted below, Tenant shall not assign its interest in this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Assignment of this Lease by Tenant to a Related Party of Tenant, who remains a Related Party of Tenant, shall not require the consent of Landlord. A change of ownership of 51% or more of Tenant shall be deemed an assignment of this Lease for purposes of this paragraph.

                  (b) No assignment or subletting shall serve to release Tenant of any obligations hereunder or alter the primary liability of Tenant for the payment of Base Rent, Additional Rent and other sums due Landlord hereunder or for the performance of or compliance with each and every term, covenant, condition and obligation to be performed or observed by Tenant under this Lease unless Landlord, in its reasonable discretion, elects to release Tenant of its obligations or liability hereunder.

                  (c) Landlord may accept any rent or performance of Tenant's obligations from any person other than Tenant and such acceptance of any rent or performance shall not constitute a waiver or estoppel of Landlord's rights to exercise its remedies for the default or breach by Tenant of any of the terms, covenants or conditions of this Lease.

                  (d) In the event of any default or breach of Tenant's obligations under this Lease, Landlord may proceed directly against Tenant, or any one else responsible for the performance of Tenant's obligations under this Lease, including the sublessee, without first exhausting Landlord's remedies against any other person or entity responsible thereof, or any security held by Landlord or Tenant.

                  (e) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of the assignment or sublease.

                  (f) Each sublease of the Project or any part thereof shall be subject and subordinate to the provisions of this Lease. Tenant agrees that in the case of an assignment, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment, and, in the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

                  (g) The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Project and shall be deemed included in all subleases, under this Lease whether or not expressly incorporated therein: Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rents and income arising from any sublease of all or a portion of the Project heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligation under this Lease; provided however, that except during any period in which a breach has occurred in the performance of Tenant's obligations under this Lease, and remains uncured Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this assignment of rents or any other assignment of sublease to Landlord, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of Tenant's obligations to such sublessee under such sublease. Tenant hereby irrevocably authorizes and directs any such sublessee, upon the receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligation under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary, Tenant shall have no right or claim against said sublessee, or, until the default has been cured, against Landlord, for any such rents and other charges so paid by sublessee to Landlord.

                  (h) In the event of a breach by Tenant in the performance of its obligations under this Lease, and a resulting termination of Lease by Landlord, Landlord, at its option and without any obligation to do so, may require any sublessee to attorn (i.e., agree to become tenant to a new owner or landlord of the same property) to Landlord, in which event Landlord shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior defaults or breaches of such sublessor under such sublease.

                  (i) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Landlord herein, if Landlord's consent is required under this Lease.

                  (j) Each sublease shall provide that (i) it is subject and subordinate to this Lease and any mortgage covering the Project; (ii) Landlord may enforce the provisions of the sublease, including collection of rent; (iii) if this Lease is terminated for any reason, Landlord may, at its option, either
(A) terminate the sublease, or (B) takeover all of the rights and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord. If Landlord elects to takeover the rights and interest of Tenant, Landlord shall not (i) be liable for any previous act or omission of Tenant under the sublease, (ii) be subject to any defense or offset in favor of the sublessee against Tenant, or (iii) be bound by any modification to the sublease made without Landlord's written consent or by any prepayment by sublease of more than one month's rent.

                  (k) Landlord agrees for itself, its successors and assigns, promptly upon Tenant's request, to enter into a nondisturbance and attornment agreement with any Qualified Subtenant, as defined below, of the Project upon the terms described below, pursuant to which Landlord shall agree, for so long as such Qualified Subtenant is not in default under its Qualified Sublease, as defined below, that the Qualified Sublease shall not be terminated as a result of any termination of this Lease and such Qualified Subtenant's use and occupancy of the premises demised pursuant to the Qualified Sublease shall not be disturbed by Landlord, and pursuant to which such Qualified Subtenant shall agree to attorn to Landlord or its successor as landlord under the Qualified Sublease upon any termination of this Lease. Said agreement shall further provide that nothing therein contained shall impose any obligation on the Landlord, the then owner or any mortgagee of Landlord or their respective successors to (i) return or apply any security deposit under such sublease, such security shall be transferred and turned over to the Landlord, such then owner or any mortgagee of Landlord, (ii) expend any sums to make any installations or alterations provided to be made by the sublessor under said sublease or reimburse the subtenant under said sublease for any installations or alterations made by it, (iii) be liable for any act or omission of any prior sublessor, (iv) be subject to any offsets or defense which such subtenant might have against any prior sublessor, (v) be bound by any rent or additional rent which such subtenant might have paid for more than the current rent to any prior landlord, or (vi) be bound by any amendment or modification of the sublease made without the prior written consent of Landlord, the terms of which amendment or modification if included in the original sublease would have prevented such sublease from meeting the criteria for a Qualified Sublease. Any subtenant under a Qualified Sublease is a "Qualified Subtenant." A "Qualified Sublease" shall be any absolute net sublease (that is, a subleases that requires the uninterrupted payment of rent without offset or diminution, that confers all rights to condemnation awards [other than a separate award for moving expenses and subtenant's fixtures] upon the sublessor, and that places no obligations upon the sublessor thereunder other than those of the type placed upon Landlord hereunder) of the entire Project with a subtenant whose creditworthiness is reasonably acceptable to Landlord and pursuant to which the subtenant thereunder is required to fulfill all of the obligations of Tenant hereunder, including, without limitation, payment of rent which shall at all times be equal to or greater than the rent which Tenant is required to pay hereunder.

                  (l) Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Project, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

             13.2 TENANT OWNERSHIP. For the purposes of this Article XIII, an assignment shall be deemed to include any of the following transactions: (i) the issuance or sale by Tenant or the sale by any stockholder of Tenant of a controlling interest in Tenant to persons or entities other than Amerihost Properties, Inc. and any Related Party; (ii) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise); (iii) any transaction pursuant to which Tenant is merged with or consolidated into another entity where Tenant or a Related Party of Amerihost Properties, Inc. is not the surviving entity; and (iv) any other transaction or series of transactions, which results in Amerihost Properties Inc. or a Related Party of Amerihost Properties, Inc., no longer having control of Tenant.

              13.3         ASSIGNMENT DUE TO BANKRUPTCY.

                  (a) In the event a petition is filed by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows:

                    1. to pay monthly in advance on the first day of each month as reason-able compensation for use and occupancy of the Project an amount equal to all Rent due pursuant to this Lease; and

                    2. to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; and

                    3. to determine within sixty (60) days after the filing of such petition whether to assume or reject this Lease; and

                    4. to give Landlord at least thirty (30) days prior written notice, unless a shorter notice period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease; and

                    5. to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

                  Tenant shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above.

              (b) If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows:

                    1. to cure each and every existing breach by Tenant within not more than thirty (30) days of assumption of this Lease; and

                    2. to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including without limitation, Landlord's reasonable costs, expenses and attorney's fees incurred as a result of the breach, as







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

                         determined by a court of competent jurisdiction, within thirty (30) days of assumption of this Lease; and

                    3. in the event of an existing breach, to provide adequate assurance of Tenant's future performance, including without limitation:

                    (i) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and

                    (ii) assurances, in form acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; and

                    4. the assumption will not breach any provision of this Lease; and

                    5. the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained; and

                    6. the prior written consent to the assumption of any mortgagee to which this Lease has been assigned as collateral security is obtained.

              (c) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept any assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be furnished by Tenant to Landlord, setting forth:

                    1.   the name and address of such person; and

                    2.   all the terms and conditions of such offer; and

                    3. the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including without limitation, the assurances referred to in any applicable provision of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by

                           Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept (or to cause its designee to accept) an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided Landlord to assure the assignee's future performance under the Lease shall include without limitation:

                  (i) a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by a certified public accountant; and

                  (ii) the assignee's use of the Project will be a Permitted Use; and

                  (iii) assurances, in form acceptable to Landlord, as to all matters identified in any applicable provision of the Bankruptcy Code.

             13.4 TRANSFER OF LANDLORD'S RIGHTS. Subject to Landlord's compliance with Article XIV hereof, Landlord shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder and in the Project. Such transfers or assignments, howsoever made, are to be fully binding upon and recognized by Tenant provided the transferee assumes all of Landlord's obligations hereunder and Landlord delivers to Tenant notice of such transfer within ten (10) days following its effective date. Upon such transfer or assignment and the assumption of Landlord's obligations by the transferee, and subject to the provisions of
Section 15.2 hereof, Landlord shall be relieved of all obligations under the Lease accruing subsequent to the date of transfer.





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

              13.5       LICENSES AND LEASEHOLD MORTGAGES.

              (a) Tenant shall have the right during the Lease Term to grant licenses of portions of the Project, provided that no such license shall be for the use and operation of the entire Project without compliance by Tenant with the provisions of Section 13.1 nor be valid for a period of more than thirty
(30) days. In the event the term of any license shall extend beyond the fixed date for the expiration of the Lease Term, such license shall be subject to the consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event of the termination or expiration of the Lease Term, any existing license shall remain in effect notwithstanding the termination of this Lease. Tenant shall assign such license agreement to Landlord by an instrument mutually satisfactory to Landlord and Tenant, and any such licensee's use, occupancy and enjoyment of its premises shall not be disturbed, subject however to the terms and conditions of any such license agreement.

              (b) Tenant may grant a mortgage, deed of trust or other financing instrument that constitutes or creates a lien on Tenant's interest in this Lease or the leasehold estate created hereby (such mortgage, deed of trust or other financing instrument hereinafter a "Leasehold Mortgage"). Landlord will promptly provide to the holder of the Leasehold Mortgage ("Leasehold Lender") copies of any material notice or other material correspondence, including, without limitation, any notice of default or breach under this Lease that Landlord gives to Tenant, but Landlord's failure to give any such notice shall not constitute a default by Landlord on this Lease or constitute a waiver of any such default or breach of Tenant or grant Tenant any additional time to cure any such default or breach. Landlord hereby grants Leasehold Lender the right to cure any default or breach under this Lease, the exercise of which shall be at the sole option of Leasehold Lender. Leasehold Lender shall have the right to enter upon the Project at any time to cure any such default.

              (c) Notwithstanding any contrary provisions of this Lease, Landlord agrees not to terminate this Lease or Tenant's right of possession of the Project or to exercise any of Landlord's other remedies under this Lease or to interfere with Tenant's occupancy, use or enjoyment of the Project for any default under this Lease unless (x) Landlord has given to Leasehold Lender notice of such default, which notice shall be set forth in reasonable detail the nature of such default and (y) if such default constitutes a default under
Section 12.1 (b) of this Lease, the same is not cured within two (2) days after notice of such default to Leasehold Lender, or if such default constitutes a default under any other subsection of Section 12.1 of this Lease, which default is curable by Leasehold Lender, and such default shall not have been cured by Tenant or Leasehold Lender within the greater of the cure period provided therefor under the terms of this Lease or a period of ten (10) days following Leasehold Lender's receipt of such notice. If any non-monetary default that is curable by Leasehold Lender is of such nature that it cannot be cured within ten
(10) days, Leasehold Lender shall be entitled to such additional period of time as may be reasonably necessary to cure such default if Leasehold Lender proceeds promptly to remedy the same. In the event







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

of the bankruptcy of Tenant, or a general assignment by Tenant for the benefit of its creditors, Landlord will not terminate this Lease or exercise its other remedies under this Lease so long as Leasehold Lender continues to pay all rent and other sums and performs or causes to be performed all other obligations of Tenant under this Lease reasonably susceptible of performance by Leasehold Lender. If any default cannot be cured by Leasehold Lender because such cure requires possession of the Project, Landlord agrees that it will not exercise its rights and remedies under this Lease as a result thereof, so long as Leasehold Lender cures all other curable defaults, including payment of past due Base Rent and Additional Rent within the cure periods provided in this paragraph. It is expressly understood and agreed by Landlord that Leasehold Lender has right to cure Tenant's defaults under this Lease, but shall not have the obligation to do so. Upon compliance with the foregoing provisions, any notice of breach or default given by Landlord or any action of Landlord to terminate or exercise any remedies under this Lease or to otherwise interfere with the occupancy, use or enjoyment of the Project by reason thereof, shall be deemed rescinded without any further action by Landlord, Tenant or Leasehold Lender.

                   (d) Upon written notice from Leasehold Lender, Landlord, in its reasonable discretion, agrees to recognize Leasehold Lender or any assignee or designee of Leasehold Lender approved by Landlord as tenant under this Lease, provided (i) Leasehold Lender or such assignee or designee assumes this Lease and all of Tenant's obligations hereunder, (ii) such assignee or designee is a financially responsible party (which shall be determined by Landlord, such determination not to be unreasonably withheld or delayed), and (iii) all Base Rent and Additional Rent payments are then current. In such event, Leasehold Lender or any assignee or designee of Leasehold Lender shall thereafter be entitled to all the rights and privileges of the Tenant under this Lease. Landlord will not unreasonably interfere with the enforcement by Leasehold Lender of its liens and security interests on Tenant's assets. Leasehold Lender is permitted to act through its employees or agents.

                   (e) If Leasehold Lender or its assignee or designee succeeds to the interest of Tenant under this Lease, upon Landlord's consent, Landlord agrees to recognize Leasehold Lender or its assignee or designee as the tenant under this Lease, and if Leasehold Lender so requests, Landlord agrees to enter into a new lease with Leasehold Lender or its assignee or designee for the remainder of the Lease Term at the rents and upon the same covenants, agreements, terms and provisions contained in this Lease, including, without limitation, any options to renew and rights of first refusal contained herein. If Leasehold Lender or its assignee or designee succeeds to the interest of Tenant under this Lease or enters into a new lease with Landlord, Leasehold Lender or its assignee or designee shall have the right, with Landlord's consent, to sublease the Project or assign this Lease or new lease to an entity designated by Leasehold Lender, provided that in the case of an assignment such entity assumes in writing all of Tenant's obligations under this Lease or new lease from and after the effective date of such assignment and such entity is a financially responsible party (which shall be determined by Landlord, such determination not to be unreasonably withheld or delayed), and all Base Rent and Additional Rent payments are then current.





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

                                   ARTICLE XIV

                             RIGHT OF FIRST REFUSAL

              14.1 RIGHT OF FIRST REFUSAL. During the Lease Term when no Default or Event of Default exists and for a period of thirty (30) days following the expiration of the Lease Term, Landlord may not sell, transfer, assign, convey, pledge, or otherwise dispose of all or any portion of the Project or Landlord's interest in this Lease, other than a sale, assignment or conveyance in connection with a securitization or structured financing of the Project, without having first complied with the provisions of this Article XIV and the following terms and conditions:

              (a) Prior to any transfer or to entering into any contract to sell, transfer, assign, or convey all or any portion of the Project or Landlord's interest in this Lease to a third party, or prior to accepting any bona fide offer to purchase, buy, or acquire all or any portion of the Project or Landlord's interest in this Lease from a third party, Landlord shall give written notice of all the terms, provisions, and conditions with respect to such offer, including a copy of the proposed offer, to Tenant and Landlord shall offer to sell or to transfer to the Tenant the Project or Landlord's interest in the Lease which is the subject of such offer on the same terms, provisions, and conditions as are set forth in such third party offer.

              (b) Tenant shall have a period of ten (10) days from the date of its receipt of the written notice from Landlord to accept such offer on the same terms, provisions, and conditions stated in such written notice, which acceptance must be in writing and be received by Landlord prior to the expiration of such ten (10) day period. Any purported acceptance made orally shall be ineffective, and any purported acceptance which varies the terms of such offer shall be deemed a rejection thereof for all purposes. The closing of the purchase by Tenant shall be held at the time and place specified in the written notice from Landlord, or such earlier date as is specified by Tenant, but in no event later than the day the original offer would have been closed.

              (c) In the event Tenant delivers written notice of rejection to Landlord, or in the event Tenant fails to accept the offer in the manner required by Section 14.1(b) hereof, the offer made by Landlord shall be deemed to have been rejected by Tenant, and Landlord shall be free to sell, transfer, assign, or convey such interest to the third party on the terms, provisions, and conditions set forth in the written notice to Tenant.

              (d) In the event that such transaction is not consummated as provided in Section 14.1(c) hereof on or before thirty (30) days after the closing date specified in the notice from Landlord to Tenant, or in the event any material terms and provisions of such transaction are changed following a rejection by Tenant, no sale, transfer, assignment, or conveyance of such interest in the Project or the Lease may be made unless the provisions of this Article XIV are again complied with.

              14.2 CONDITIONS OF OFFER. Landlord shall not be entitled to exercise its rights under Section 14.1(a) hereof with respect to any offer to purchase or offer to sell any interest in the Project or the Lease unless such offer complies with all of the following requirements:

              (a) the proposed purchase price (which shall be net of any debts or liabilities which the proposed purchaser will assume) is payable in its entirety in cash;

              (b) the offer contains provisions whereby the proposed purchaser is obligated to comply with the provisions of Section 14.2(e) prior to or at closing;

              (c) it is an offer by or to a principal, identified in the offer, and not an agent acting on behalf of an undisclosed principal; and such principal shall not be a person or entity with respect to which Landlord has any direct or indirect ownership or control or from whom Landlord shall receive any form of undisclosed rebate, commission or other consideration in connection with the transaction;

              (d) the sale is subject to the rights of Tenant under this Lease; and

              (e) The prospective purchaser shall provide to Tenant a statement signed by such prospective purchaser to the effect that (i) such purchaser is a principal acting on its own behalf and not an agent acting on behalf of an undisclosed principal, (ii) such principal is not a person or entity with respect to which Landlord has any direct or indirect ownership or control, and
(iii) that such purchaser is not paying any rebate, commission or other consideration not disclosed in the offer.

         Notwithstanding any term or provision of Sections 14.1 or 14.2 to the contrary, Landlord, subject to rights of Tenant under the Lease, may (i) sell, assign or convey the Project in connection with a securitization or structured financing of the Project (ii) assign or pledge the Project and its interest in and to this Lease as security for any loan secured by a mortgage or deed of trust on the Project, and (iii) sell, assign and convey the Project and its interest in the Lease to any Related Party of Landlord or any party into which Landlord merges whether or not Landlord is the surviving entity.

              14.3 RESTRAINING ORDER. In the event that Landlord shall at any time transfer or attempt to transfer the Project or any portion thereof or its interest in the Lease in violation of the provisions of this Article XIV, then Tenant shall, in addition to all rights and remedies hereunder and at law and in equity, be entitled to a decree or order restraining and enjoining such transfer and Landlord shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or a threatened breach or violation of the provisions concerning transfers set forth in this Article XIV.

              14.4 EXCLUSION FROM RIGHT OF FIRST REFUSAL. Notwithstanding any other provision of this Article XIV to the contrary, unless the use or operation of the Project for its intended purpose would be materially adversely affected, based upon a reasonable determination of such affect, the Landlord may sell, transfer, assign, lease, convey, pledge or otherwise dispose of all or any portion of the Land on which none of the Improvements or requisite parking are located without complying with any of the other terms and provisions of this
Article XIV.

                                   ARTICLE XV

                               GENERAL PROVISIONS

              15.1 ESTOPPEL CERTIFICATE. Either party hereto (the "Certifying Party") shall at any time, upon not less than ten (10) days after the giving of written notice by the other party (the "Requesting Party"), execute, acknowledge and deliver to the Requesting Party or to such person designated by the Requesting Party, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to the Certifying Party's knowledge, any uncured defaults on the part of the Requesting Party hereunder, or specify such defaults if they are claimed, (iii) acknowledging that there are no offsets, counterclaims or defenses to the obligations of the Certifying Party under the Lease, and (iv) certifying as to any other matters as may be reasonably requested by the Requesting Party. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer or Tenant of any portion of the Project. If the Certifying Party does not execute, acknowledge and deliver the statement referred to in this Section within time set forth above, the information set forth therein shall be deemed true and correct.

              15.2 LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner or owners at the time in question of the Improvements, FF&E and the fee title to the Land. In the event of any transfer of such title or interest, Landlord shall be released from all liability as respects Landlord's obligations thereafter to be performed, provided that: (a) Landlord's obligations are assumed by Landlord's transferee; and (b) any funds held by Landlord at the time of such transfer in which Tenant has an interest, shall be delivered to such transferee. Specifically, Landlord's delivery of the Capital Expenditure Reserve Account, and the deposits contemplated in Sections
3.3 and 9.6 hereof to any purchaser of Landlord's interest in the Project, and the acknowledgment by such purchaser of the receipt of such funds, shall discharge Landlord from any liability to Tenant for the Capital Expenditure Reserve Account, and the deposits contemplated in Sections 3.3 and 9.6 hereof.

              15.3 SEVERABILITY. The invalidity of any provision of this Lease, or of its application to any person or circumstance as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

              15.4 CAPTIONS. Article and Section captions are not a part of this Lease.

              15.5 COMPLETE AGREEMENT. This Lease and the attached exhibits set forth all the agreements, terms, covenants and conditions between Landlord and Tenant concerning the Project and there are no agreements, terms, covenants or conditions, oral or written, between them other than those herein contained. No amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

              15.6 TENANT'S REMEDIES. If Landlord shall fail to perform any covenant, term or condition of this Lease required to be performed by Landlord, if any, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale, and condemnation or insurance proceeds, received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of Rents receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project or this Lease, and neither Landlord nor its officers, directors, shareholders and lenders, nor their respective successors and assigns, shall be personally liable for any deficiency, provided that in the event a deficiency exists after application of the foregoing assets relating to the Project, Landlord shall be personally liable for such deficiency to the extent of the amount of all undisbursed sums in the Capital Expenditure Reserve Account, and the accounts provided for in Sections 3.3 and 9.6 provided to and held by Landlord hereunder and required to be returned to Landlord.

              15.7 FRANCHISE OBLIGATIONS. Initially the Project will be operated by Tenant or a Related Party under the Name. Thereafter Tenant may elect to enter into a Franchise Agreement with a Related Party of AmeriHost Inns, Inc., and continue to operate under the Name or with another Franchisor, however, it is expressly agreed that at all times during the term of this Lease the Project will be operated under the Name or terms of a Franchise Agreement and all costs of maintaining, renewing, assigning or obtaining any Franchise Agreement shall be borne by Tenant. So long as the Franchise Agreement with a Related Party of AmeriHost Inns, Inc. or with any other Franchisor contains industry standard terms, including standard franchisee rights upon transfer of the Project and termination, Landlord's consent to such Franchise Agreement shall not be unreasonably withheld or delayed.

              15.8 NOTICES. All notices and demands hereunder shall be in writing, and shall be deemed to have been properly given or served as of (a) the date of personal delivery with acknowledgment of receipt; (b) three (3) business days after the same is deposited in the United States mail, prepaid, for delivery by registered or certified mail, return receipt requested; or (c) the first business day after the date delivered to a reputable overnight courier service providing proof of delivery. The initial addresses of Landlord and Tenant are set forth below:

         If to Landlord:

         PMC Commercial Trust
         Attention: Dept. 101
         17290 Preston Road, Third Floor
         Dallas, Texas 75252
         With a copy to: Lance B. Rosemore, Chief Executive Officer

         If to Tenant:
         c/o Amerihost Properties, Inc.
         2400 East Devon Avenue
         Suite 280
         Des Plaines, Illinois 60018
         Attention:  Mike Holtz, President

         With a copy to:
         McDermott Will & Emery
         227 West Monroe Street
         Suite 4400
         Chicago, IL 60606-5096
         Attention:  Helen R. Friedli, Esq.
         Tele: (312)984-7563
         Fax:  (312)984-3669

         Such addresses may be changed at any time or from time to time or additional notice parties added, by notice as above provided. If any mortgagee of Landlord shall have advised Tenant by notice in the manner aforesaid that it is the holder of a mortgage against the Project and stating in said notice its address for the receipt of notices, then simultaneously with the giving of any notice by Tenant to Landlord, Tenant shall serve one or more copies of such notice upon such mortgagee in the manner aforesaid.

              15.9 WAIVERS. No waiver by Landlord of any provision of this Lease shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the amount then due shall be deemed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as payment be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such payment or pursue any other remedy in this Lease provided.

              15.10 RECORDING. Landlord agrees, upon Tenant's request, to execute a short form of this Lease, entitled Memorandum of Lease, a copy of which is annexed hereto as EXHIBIT B, and Tenant may record the Memorandum of Lease at its expense following the date on which Landlord acquires fee simple title to the Land. The provisions of this Lease shall control, however, in regard to any omissions from the Memorandum of Lease, or with respect to any provisions hereof which may be in conflict with the Memorandum of Lease.

              15.11 HOLDING OVER. Tenant shall surrender the Project upon the expiration of the Lease Term or earlier termination of the Lease. Any holdover not consented to by Landlord in writing shall not result in a new tenancy or interest and, in such case, Landlord may treat Tenant as a trespasser. If Tenant remains in possession of the Project or any part thereof after the expiration of the Lease Term or the earlier termination hereof without the express written consent of Landlord, Tenant shall pay rent (for such holdover period) equal to the amount of 150% of the amount of Base Rent payable by Tenant under Article 3 during the last month of the Term.

              15.12 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant and Landlord shall be deemed both a covenant and a condition.

              15.13 BINDING EFFECT. This Lease shall bind and inure to the benefit of Landlord and Tenant and their respective permitted successors and assigns.

              15.14        SUBORDINATION AND ATTORNMENT.

              (a) This Lease, at the option of Landlord or any of its lenders, shall be subordinate to any ground lease, mortgage or any other hypothecation for security and any renewals, future advances, modifications, consolidations, replacements and extensions thereof, provided Tenant's rights hereunder continue to be recognized and Tenant's possession of the Project is not disturbed so long as no Event of Default has occurred and is continuing. Landlord agrees for itself, its successors and assigns, promptly upon Tenant's request, to enter into or cause to be entered into by its lender a nondisturbance agreement in such regard for the benefit of Tenant on terms reasonably satisfactory to Tenant and Landlord.

              (b) Provided Tenant's rights hereunder continue to be recognized and its right of possession is not disturbed so long as no Event of Default has occurred and is continuing, Tenant shall execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, ground lease or other security device, as the case may be, and failing to do so within twenty (20) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so and any out-of-pocket expenses incurred by Tenant in connection therewith shall be paid by Landlord upon Tenant's request.

              (c) In the event of (a) a sale, assignment, ground lease, mortgage or other transfer of Landlord's interest in the Project or any portion thereof or in this Lease; or (b) any proceedings brought for the foreclosure of, the granting of a deed in lieu of foreclosure of or the exercise of the power of sale under any mortgage or security agreement made by Landlord covering the Project or any portion thereof or this Lease, and provided that such mortgagee or other transferee shall agree to recognize Tenant's rights hereunder and not disturb Tenant's possession of the Project so long as an Event of Default has not occurred and is continuing, Tenant shall attorn to the mortgagee or other transferee and recognize such mortgagee or other transferee as Landlord under this Lease.

              15.15 NO JOINT VENTURE. Landlord and Tenant, by entering into this Lease or consummating the transactions contemplated hereby, shall not be considered partners or joint venturers.

              15.16 QUIET ENJOYMENT. Provided Tenant pays the Rent herein recited and performs all of Tenant's other covenants and agreements herein contained, Landlord covenants that Tenant shall peacefully have, hold and enjoy the Project, subject to all the other provisions herein contained.

              15.17 EXPANSION OF PROJECT. Tenant acknowledges and agrees that the Project may, from time to time and with Landlord's approval, be modified, including expansion to include additional land, buildings and improvements. Upon any such expansion, Base Rent payable hereunder and other affected obligations shall be equitably adjusted. The term "Project," as used in this Lease, refers to the Project and any such modification thereof.

              15.18 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute and be construed as one and the same instrument.

              15.19 BROKERS. In connection with this Lease, Landlord and Tenant each warrant and represent that they know of no person who is or might be entitled to a commission, finder's fee or other like payment in connection herewith, and each party hereto does hereby indemnify and agree to hold the other harmless from and against any and all loss, liability and expenses that such other party may incur should such warranty and representation prove incorrect.

              15.20 TENANT'S RIGHT TO CURE. If Landlord breaches any covenant to be performed by it under this Lease, Tenant, after notice to and demand upon Landlord, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Tenant, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Landlord. All sums so paid by Tenant and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Default Rate from the date on which such sums or expenses are paid or incurred by Tenant, shall be paid by Landlord to Tenant on demand. The rights of Tenant hereunder to cure and to secure payment from Landlord in accordance with this Section 15.20 shall survive the termination of this Lease with respect to the Project.

              15.21 BREACH BY LANDLORD. It shall be a breach of this Lease if Landlord fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of 30 days after notice thereof from Tenant, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Landlord, within such 30-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any delays beyond the reasonable control of Landlord. If Landlord does not cure any such failure within the applicable time period as aforesaid, Tenant may declare the existence of a "Landlord Default" by a second notice to Landlord. Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest thereon from the date Landlord receives Tenant's invoice, at the Default Rate.

              15.22 LANDLORD TO GRANT EASEMENTS, ETC. Landlord will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Tenant and at Tenant's cost and expense (but subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Project to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Project, (c) dedicate or transfer unimproved portions of the Project for road, highway or other public purposes, (d) execute petitions to have the Project annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Project, and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Project), but only upon delivery to Landlord of an officer's certificate stating that such grant, release, dedication, transfer, petition or amendment does not interfere with the proper conduct of the business of Tenant on the Project and does not materially reduce the value of the Project.

              15.23 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Lease is or will be made and delivered in the State and shall be governed by and construed and interpreted in accordance with the laws of the United States of America and the State, without regard to principles of conflict of laws. All judicial actions, suits or proceedings brought by or against Landlord or Tenant with respect to its rights, obligations, liabilities or any other matter under or arising out of or in connection with this Lease or any transaction contemplated hereby or for recognition or enforcement of any judgment rendered in any such proceedings shall be brought in any state or federal court in the State. By execution and delivery of this Lease, Landlord and Tenant accept, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Lease or any transaction contemplated hereby from which no appeal has been taken or is available. Tenant and Landlord each hereby irrevocably waive any objections, including without limitation any objection to the laying of venue or based on the grounds of forum non conveniens, which either may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Tenant and Landlord acknowledge that final judgment against it in any action, suit or proceeding referred to in this Section shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the same.

              15.24 REIT COMPLIANCE. Tenant acknowledges that Landlord is or intends to qualify as a real estate investment trust under the Tax Code. Tenant agrees that it will not knowingly or intentionally take or omit any action, or permit any status to exist at the Project, which Tenant knows would or could result in Landlord being disqualified from treatment as a real estate investment trust under the Tax Code as the provisions exist on the date hereof.

              15.25 FINANCINGS. Notwithstanding any other provisions of this agreement, to the extent that any trustee, rating agency or purchaser in connection with a contemplated structured finance or securitization requires amendment to the Lease for purposes of such structured finance or securitization, Tenant will not unreasonably withhold approval of such modification or amendment and any out-of-pocket expenses incurred by Tenant in connection therewith shall be paid by Landlord upon Tenant's request.

              15.26 LANDLORD'S RIGHT TO INSPECT. Tenant shall permit Landlord and its authorized representatives as frequently as reasonably requested by Landlord to inspect the Project and Tenant's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Tenant.

              15.27 "AS IS" LEASE. Notwithstanding anything to the contrary herein contained, Tenant expressly understands, acknowledges and agrees that the lease of the Project shall be made by Landlord to Tenant on an "as is, where is" basis, and "with all faults," and Tenant acknowledges that Tenant has agreed to lease the Project in its present condition and that Tenant is relying solely on its own examination and inspections of the Project and not on any statements or representations made by Landlord or any agents or representatives of Landlord. Additionally, Tenant hereby acknowledges that, Landlord makes no warranty or representation, express or implied, or arising by operation of law, including, but in no way limited to, any warranty of condition, habitability, merchantability, or fitness for a particular purpose of the Project or any portion thereof. Landlord hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning: (a) the nature and condition of the Project or any part thereof, including but not by way of limitation, as to its water, soil or geology, or the suitability thereof, for any and all activities and uses which Tenant may elect to conduct thereon, or any improvements Tenant may elect to construct thereon, or any income to be derived therefrom or expenses to be incurred with respect thereto, or any obligations or any other matter or thing relating to or affecting the same; (b) the absence of any hazardous substances on, in or under the Land or Improvements or on, in or under any land adjacent to or abutting the Land; (c) the manner of construction or condition or state of repair or lack of repair of the Improvements; (d) the nature or extent of any easement, restrictive covenant, right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or other similar matter pertaining to the Project or any portion thereof; and (e) the compliance of the Project or the operation of the Project or portion thereof with any Legal Requirements.

              15.28 THIRD PARTY BENEFICIARY. The provisions of this Lease are solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assign and none of the provisions of this Lease are intended to, nor shall they be construed so as to create any rights in any third parties not party to this Lease.

              15.29 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Project.

                  IN WITNESS WHEREOF, Tenant and Landlord have executed this instrument as of the date set forth above.

                                       "LANDLORD"

                                       PMC COMMERCIAL TRUST
                                       a Texas real estate investment trust

                                       By
                                          -----------------------------------
                                          Its

                                        "TENANT"

                                        AMERIHOST INNS, INC.
                                        a Delaware corporation

                                        By
                                          -----------------------------------
                                          Its

                                    EXHIBIT A


                            Legal Description of Land

                                    EXHIBIT B



                               MEMORANDUM OF LEASE




                  THIS MEMORANDUM OF LEASE, made and entered into this ____ day of _______, 1998, by and between PMC COMMERCIAL TRUST, a ___________ _________
having an office at 17290 Preston Road, Third Floor, Dallas, Texas 75252 ("Landlord"), and AMERIHOST INNS, INC., a Delaware corporation, having an office at 2400 East Devon Avenue, Des Plaines, Illinois 60018 ("Tenant").


                              W I T N E S S E T H :



         1. Landlord, in consideration of the rents reserved and agreed to be paid by Tenant, and of the covenants, agreements, conditions and understandings to be performed and observed by Tenant all as more fully set out in a lease (the "Lease"), executed by Landlord and Tenant, and dated the ____ day of __________, 1998, has let, leased and demised to Tenant certain land described in Exhibit "A" attached hereto (the "Land") together with the improvements thereon (collectively, the "Premises") in the building located thereon.

         2. The term of the Lease shall commence on the date hereof and terminate on __________.

         3. The Lease grants to Tenant a right of first refusal with respect to a sale or other conveyance by Landlord of any interest in the Premises or any portion thereof or of Landlord's interest in the Lease, as more particularly set forth in the Lease.

         4. This Memorandum of Lease is subject to all of the terms, conditions and understandings set forth in the Lease between the Landlord and Tenant, which agreement is incorporated herein by reference and made a part hereof, as though copied verbatim herein. In the event of a conflict between the terms and conditions of this Memorandum of Lease and the terms and conditions of the Lease, the terms and conditions of the Lease shall prevail.

                  IN WITNESS WHEREOF, the parties hereto caused this Memorandum to be duly executed as of the day and year above written.



                  LANDLORD:



                  PMC COMMERCIAL TRUST

                  By:
                     ------------------------------
                     Name:
                     Title:



                  TENANT:

                  AMERIHOST INNS, INC.

                  By:
                     ------------------------------
                     Name:
                     Title:




                                           [add acknowledgments]